Exhibit 10.1

_______________________________________________________________

LOAN AGREEMENT

Dated as of March 15, 2024

By and Among

BORROWERS (as defined herein)

And

AMERICAN GENERAL LIFE INSURANCE COMPANY

as Lender

_________________________________________________________________

Table of Contents

Page

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
1.1	Specific Definitions	1
1.2	Index of Other Definitions	18
1.3	Principles of Construction	20
2.	GENERAL LOAN TERMS	20
2.1	The Loan	20
2.2	Interest; Monthly Payments.	21
2.2.1	Generally	21
2.2.2	Default Rate	21
2.2.3	Taxes	21
2.3	Loan Repayment.	21
2.3.1	Repayment	21
2.3.2	Mandatory Prepayments	22
2.3.3	Voluntary Prepayments	22
2.4	Release of Properties.	22
2.4.1	Sale of Properties	22
2.4.2	Release on Payment in Full	23
2.5	Payments and Computations.	24
2.5.1	Making of Payments	24
2.5.2	Computations	24
2.5.3	Late Payment Charge	24
3.	CASH MANAGEMENT/RESERVES.	24
3.1	Cash Management Arrangements.	24
3.2	Property Cash Flow Allocation.	25
3.3	Insurance Reserve.	26
3.4	Required Repairs Reserve.	27
3.5	Cash Collateral Subaccount	28
3.6	Grant of Security Interest; Application of Funds	28
3.7	Security Deposits	29
4.	REPRESENTATIONS AND WARRANTIES	29
4.1	Organization; Special Purpose.	29
4.2	Proceedings; Enforceability	29
4.3	No Conflicts	30
4.4	Litigation	30
4.5	Agreements	30
4.6	Title	30
4.7	No Bankruptcy Filing	31
4.8	Full and Accurate Disclosure	31
4.9	Tax Filings	32
4.10	ERISA; No Plan Assets	32

4.11	Compliance	32
4.12	Physical Condition	33
4.13	Leases.	33
4.14	Fraudulent Transfer	34
4.15	Ownership of Borrower	34
4.16	Purchase Options	35
4.17	Management Agreement	35
4.18	Name; Principal Place of Business	35
4.19	Other Debt	35
4.20	Assignments of Leases and Rents	35
4.21	Insurance	35
4.22	No Foreign Person or Prohibited Person; Source of Funds	35
4.23	Operations Agreements	35
4.24	Illegal Activity/Patriot Act.	36
5.	COVENANTS	36
5.1	Existence	36
5.2	Property Taxes and Other Charges	36
5.3	Access to Properties	37
5.4	Repairs; Maintenance and Compliance; Alterations.	37
5.4.1	Repairs; Maintenance and Compliance	37
5.4.2	Alterations	37
5.5	Performance of Other Agreements	37
5.6	Cooperate in Legal Proceedings	37
5.7	Further Assurances	37
5.8	Title to the Properties	38
5.9	Leases.	38
5.9.1	Generally	38
5.9.2	Lease Approvals	38
5.9.3	Additional Covenants with respect to Leases	39
5.10	Estoppel Statement.	40
5.11	Property Management.	40
5.11.1	Management Agreement	40
5.11.2	Termination of Manager	41
5.12	Special Purpose Bankruptcy Remote Entity	41
5.13	Change in Business or Operation of Properties	41
5.14	Debt Cancellation	41
5.15	Affiliate Transactions	42
5.16	Zoning	42
5.17	No Joint Assessment	42
5.18	Principal Place of Business	42
5.19	Change of Name, Identity or Structure	42
5.20	Indebtedness	42
5.21	Licenses	43
5.22	Compliance with Restrictive Covenants	43
5.23	ERISA.	43
5.24	Prohibition on Transfers of Interest in Borrowers.	43

5.25	Liens	44
5.26	Dissolution	44
5.27	Expenses.	44
5.28	Prohibited Persons; Economic Sanctions; Anti-Money Laundering; Corporate Transparency Act.	45
5.29	Litigation	47
5.30	Indemnity	47
5.31	Wiring Instructions	48
6.	NOTICES AND REPORTING	48
6.1	Notices	48
6.2	Financial Reporting.	49
6.2.1	Bookkeeping	49
6.2.2	Annual Reports	50
6.2.3	Quarterly Reports	50
6.2.4	Other Reports	50
6.2.5	Annual Budget	50
6.2.6	Additional Operating Expenses.	51
6.2.7	Breach	51
7.	INSURANCE; CASUALTY; AND CONDEMNATION	52
7.1	Insurance.	52
7.1.1	Coverage	52
7.1.2	Policies	54
7.2	Casualty.	55
7.2.1	Notice; Restoration	55
7.2.2	Insurance Proceeds	55
7.3	Condemnation.	56
7.3.1	Notice; Restoration	56
7.3.2	Collection of Award.	56
7.4	Application of Proceeds or Award.	57
7.4.1	Application to Restoration	57
7.4.2	Procedure for Application to Restoration	58
8.	DEFAULTS	58
8.1	Events of Default	58
8.2	Remedies.	59
8.2.1	Acceleration	60
8.2.2	Remedies Cumulative	60
8.2.3	Severance.	60
8.2.4	Delay	61
8.2.5	Lender’s Right to Perform	61
9.	SPECIAL PROVISIONS	61
9.1	Sale of Mortgages	61
9.2	Cooperation	62
9.3	Severance of Loan	62

9.4	Costs and Expenses	63
10.	MISCELLANEOUS	63
10.1	Exculpation	63
10.2	Brokers and Financial Advisors	66
10.3	Retention of Servicer	67
10.4	Survival; Successors and Assigns	67
10.5	Lender’s Discretion.	67
10.6	Governing Law.	68
10.7	Modification, Waiver in Writing	69
10.8	Trial by Jury	69
10.9	Headings/Schedules	69
10.10	Severability	70
10.11	Preferences	70
10.12	Waiver of Notice	70
10.13	Remedies of Borrowers	70
10.14	Prior Agreements	70
10.15	Offsets, Counterclaims and Defenses	71
10.16	Publicity	71
10.17	No Usury	71
10.18	Conflict; Construction of Documents; Reliance	71
10.19	No Joint Venture or Partnership; No Third Party Beneficiaries.	72
10.20	Prepayment Premium	72
10.21	Assignments and Participations.	73
10.22	Waiver of Marshalling of Assets	74
10.23	Joint and Several Liability	74
10.24	Set-Off	74
10.25	Counterparts	74
10.26	Negation of Implied Right to Cure Events of Default	74
10.27	Cross-Default; Cross-Collateralization	75
10.28	Other Business Activities	75

Schedule 1 List of Borrowers and Location of Properties

Schedule 2 Exceptions to Representations and Warranties
Schedule 3 Rent Rolls

Schedule 4 Required Repairs

Schedule 5 Special Purpose Bankruptcy Remote Entities

Schedule 6 Leasing Status Report Items

Schedule 7 Monthly Rent Collections Report Tracker

Schedule 8 Organization of Borrowers

Schedule 9 Allocated Loan Amounts

Schedule 10 Leasing Guidelines
Schedule 11 Form Notice to Tenant
Schedule 12 Initial Approved Operating Budget
Schedule 13 Queens Release Parcel

The schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon request.

LOAN AGREEMENT

LOAN AGREEMENT dated as of March 15, 2024 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) among each of the parties identified on Schedule 1 hereto (together with their respective permitted successors and/or assigns, each, a “Borrower”, and collectively, “Borrowers”), and AMERICAN GENERAL LIFE INSURANCE COMPANY, together with its successors and/or assigns, “Lender”).

1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Specific Definitions. The following terms have the meanings set forth below:

“Affiliate” shall mean, as to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; or (ii) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in such Person; or (iii) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or (iv) which is the spouse, issue or parent of such Person, or which is a trust or estate, the beneficial owners of which are the spouse, issue or parent of such Person; or (v) which directly or indirectly is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of such Person.

“Allocated Loan Amount” shall mean, with respect to each Property, the amount set forth with respect to such Property on Schedule 9 hereto.

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by a Borrower after the date hereof and payable to third parties that are not Affiliates of any Borrower or Guarantor in leasing space at one or more Properties pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses are (A) specifically approved by Lender in connection with approving the applicable Lease, or (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed. Approved Leasing Expenses shall be substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements.

“Approved Operating Expense” shall mean during a Cash Management Period, operating expenses incurred by any Borrower that are (i) included in the Approved Operating Budget for the current calendar month, (ii) for Real Estate Taxes, Insurance Premiums, electric, gas, oil, water, sewer or other utility service to a Property, (iii) Emergency Expenditures or (iv) approved in writing by Lender which approval shall not be unreasonably withheld, conditioned, or delayed.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights, or any other federal or state bankruptcy or insolvency law.

“Borrower Control Person” shall mean, individually or collectively, as the context may require, (i) each Borrower, (ii) Guarantor, and/or (iii) any other Person that, directly or indirectly, Controls Borrower or Guarantor.

“Borrower Owner Person” shall mean, individually or collectively, as the context may require, (i) any Person that is a Borrower Control Person, and/or (ii) any other Person that owns, directly or indirectly, through one or more intermediaries, any interest in any Borrower Control Person, or if such Person is a trust, any trustee of such trust or the grantor of any trust that is a revocable trust.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

“Cash Management Bank” shall mean any bank selected by Lender or Servicer.

“Cash Management Period” shall mean a period which shall commence upon Lender giving notice to the Clearing Bank that an Event of Default has occurred and is continuing.

A “Cash Management Period” shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Cash Management Account may cease, which notice Lender shall only be required to give if no other Cash Management Period then exists when:

1) such Event of Default has been waived in writing by Lender and no other Event of Default has occurred and is continuing; and/or

2) the Loan and all other obligations under the Loan Documents have been repaid in full.

“Closing Date” shall mean the date hereof.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning ascribed to “Pledged Collateral” as defined in the Pledge Agreement.

“Control” means, with respect to any Person, either (i) ownership, directly or indirectly, of greater than fifty percent (50%) of the ownership interests in such Person or (ii) the possession, directly or indirectly through one or more intermediaries, of the power to direct (or cause the direction of) the management, activities and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, subject only to customary major decision rights. This definition is to be construed to apply equally to variations of the word “Control” including “Controlled”, “Controlling” or “Controlled by”.

“Corporate Transparency Act” means the Corporate Transparency Act of 2021, 31 U.S.C. § 5336.

“Debt” shall mean the Principal, all interest accrued and unpaid thereon, and any and all Prepayment Premium, all transaction costs, all Late Payment Charges and all other sums due to Lender in respect of the Loan or under any Loan Document.

“Debt Service” shall mean, with respect to any particular period, scheduled Principal and interest payments due under the Notes in such period.

“Debt Yield” shall mean, as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the Net Operating Income for the twelve (12)‑month period ending with the most recently completed calendar month preceding the date of calculation to (ii) the Principal as of such date.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the greater of (i) twelve percent (12%), or (ii) five percent (5%) above the Interest Rate, compounded monthly; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by applicable law.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (a) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) if a Securitization has occurred, as otherwise approved by Lender has received a comfort letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligibility Requirements” means, with respect to any Person, that such Person has (i) total assets in excess of $1,000,000,000 and (ii) capital/statutory surplus, market capitalization, committed capital or shareholder’s equity of $500,000,000.

“Eligible Institution” shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) “AA” by S&P, (ii) “AA” and/or “F1+” (for securities) and/or “AAAmmf” (for money market funds), by Fitch and (iii) “Aa2” by Moody’s.

“Emergency Expenditure” shall mean the incurrence of expenses that were necessary in order to (i) avoid imminent bodily injury, harm or damage to individuals or a Property, (ii) avoid the suspension of any necessary service to the Property, or (iii) comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in Borrower’s reasonable judgment, under the circumstances, to obtain Lender’s prior written consent; provided that Borrowers shall give Lender notice of such Emergency Expenditure as soon as practicable and Lender shall have the right to consent or not consent to payment of the same as an Approved Additional Operating Expense.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common Control with any Borrower or Guarantor, or is treated as a single employer together with any Borrower or Guarantor under Section 414 of the Code or Title IV of ERISA.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31st during each year of the Term.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) now or hereafter in existence.

“Government Lists” shall mean (x) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (y) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in “Government Lists”, or (z) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrowers in writing is now included in “Government Lists”.

“Gross Income from Operations” means (1) all base rents (including free rent) to be paid under commercial Leases that are in effect on the date hereof and that are entered into pursuant to the Loan Agreement for the twelve (12) month period commencing as of the date of measurement, but only so long as (y) the applicable Tenant has taken possession of such premises and has no right to terminate the applicable Lease due to the failure of Borrower to deliver the premises, and (z) payment of unabated rent commences in six (6) months or less from the date of calculation and (2) all other recurring income, computed in accordance with GAAP, derived from the ownership and operation of the Properties for the twelve (12) month period ending as of the date of measurement, but excluding (a) rents from Tenants that (i) are in monetary or material non-monetary default under the applicable Lease, (ii) are not in physical occupancy of the applicable leased premises, have vacated the applicable leased premises or have otherwise “gone dark”, (iii) have less than six (6) months remaining on the term of the applicable Lease or have a termination option exercisable within six (6) months of the date of determination, (v) except as set forth above, are then in a free rent period, or (vi) are, or whose Lease guarantor is, the subject of, or otherwise subject to, a bankruptcy action, (b) other customary exclusions such as sales, use and occupancy taxes, refunds and uncollectible accounts, proceeds from the sale of furniture, fixtures and equipment, insurance proceeds and condemnation proceeds payable following a casualty or condemnation and any disbursements to any Borrower from any reserve funds.

“GTJ Realty” shall mean GTJ Realty, L.P., a Delaware limited partnership.

“GTJ Realty Sale” shall mean the sale of GTJ Realty or all or substantially all of its assets.

“Guarantor” shall mean GTJ Realty, and any other Person that now or hereafter guarantees and any of Borrowers’ obligations hereunder or any other Loan Document.

“Impairment of the Security” shall mean any or all of the following: (i) the loss relating to the Casualty or Condemnation equals or exceeds fifteen percent (15%) of the outstanding Allocated Loan Amount for any given Property, (ii) Leases, which individually or in the aggregate demise twenty-five percent (25%) or more of the rentable square feet of the affected Property existing immediately prior to the Casualty or Condemnation shall have been cancelled, or shall contain any exercisable right to cancel as a result of the Casualty or Condemnation; (iii) the Casualty or Condemnation occurs within twelve (12) months prior to the Stated Maturity Date; or (iv) restoration of the affected Property is estimated to require more than one year to complete from subject Casualty or Condemnation.

“Interest Period” shall mean (i) prior to the first Payment Date, the Interim Interest Accrual Period, and (ii) commencing on the first Payment Date and continuing on each Payment Date thereafter, the calendar month immediately preceding such Payment Date, except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

“Interest Rate” shall mean a rate of interest equal to 6.12% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“Interim Interest Accrual Period” shall mean the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, provided, however, there shall be no “Interim Interest Accrual Period” in the event the Closing Date is the first day of a calendar month.

“IRS” shall mean the United States Internal Revenue Service.

“Key Principals” shall mean Paul Cooper and Louis Sheinker, each an individual (each, a “Key Principal”).

“Leases” shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Lease Termination Payments” shall mean (i) all fees, penalties, commissions or other payments made to any Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by any Borrower in lieu of cash security deposits, which such Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to any Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

“Leasing Guidelines” shall mean the Leasing Guidelines attached to this Agreement as Schedule 10, as the same may be amended, modified or supplemented in accordance with the provisions of this Agreement by Lender.

“Legal Requirements” shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration, administration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan Documents” shall mean this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) those certain Promissory Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (collectively, the “Notes”), (ii) that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement made by the Charlotte Borrower to a trustee in favor of Lender which covers the Charlotte Property (the “Charlotte Mortgage”) and that certain Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreements made by the Brooklyn Borrower and the Queens Borrower in favor of Lender which covers the Brooklyn Property and the Queens Property (the “New York Mortgage” and together with the Charlotte Mortgage, each, a “Mortgage”, and collectively, the “Mortgages”), (iii) the Assignment of

Agreements, Licenses, Permits and Contracts from Borrower to Lender, (iv) the Guaranty of Recourse Obligations made by Guarantor (the “Recourse Guaranty”), (v) the Limited Payment Guaranty made by Guarantor (the “Payment Guaranty”; and together with the Recourse Guaranty, individually and/or collectively, as the context may require, the “Guaranty”), (vi) the Environmental Indemnity Agreement from Borrower to Lender (the “Environmental Indemnity”), (vii) each Assignment of Management Agreement from Borrowers to Lender, as consented to by Manager (individually and/or collectively, as the context may require, the “Consent and Subordination of Manager”), (viii) the Deposit Account Control Agreement among Borrowers, Lender, and the Clearing Bank (the “Clearing Account Agreement”), (ix) the Cash Management Agreement among Borrowers, Lender and the Cash Management Bank (the “Cash Management Agreement”), (x) the Pledge Agreement, (xi) each Certificate re: “Recycled” Special Purpose Entity made by each Borrower to Lender (the “Recycled SPE Certificate”) and (xii) the Post-Closing Letter from Borrower to Lender (the “Post-Closing Letter”); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.3 hereof).

“Management Agreement” shall mean, individually and/or collectively, as the context may require, each management agreement between one or more Borrowers and Manager, pursuant to which Manager is to manage one or more Properties, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11 hereof.

“Manager” shall mean GTJ Management, LLC, a Delaware limited liability company, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.11 hereof.

“Material Adverse Effect” shall mean a material adverse effect that has occurred or is reasonably likely to occur on (i) a Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of a Borrower, Guarantor, a Key Principal or a Property, (iii) the enforceability, validity, perfection or priority of the lien of the Mortgages or the other Loan Documents, (iv) the ability of any Borrower to timely perform its obligations under the applicable Mortgage or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty, each as reasonably determined by Lender.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Monthly Operating Expense Budgeted Amount” shall mean the monthly amount set forth in the Approved Operating Budget incurred or to be incurred for or as of the calendar month in which such Payment Date occurs; provided that, management fees payable to Manager as part of the Monthly Operating Expense Budgeted Amount shall not exceed 3% of Rents (the “Management Fee Cap”).

“Net Condemnation Proceeds” shall mean all Awards less the cost, if any, to Lender of recovering the Awards including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees.

“Net Insurance Proceeds” shall mean insurance proceeds less the cost, if any, to Lender of recovering the insurance proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees.

“Net Operating Income” shall mean, for any period, the amount calculated by Lender by subtracting (a) the Operating Expenses for such period from (b) the Gross Income from Operations for such period.

“Net Sales Proceeds” shall mean with respect to the sale of any Property, the gross proceeds of such sale less all reasonable and customary transaction costs paid to third party that is not an Affiliate of Borrower or Guarantor and approved by Lender in its reasonable discretion, provided, however, such transaction costs shall not exceed five percent (5%) of the gross proceeds of such sale.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrowers which is signed by an authorized senior executive officer of Borrowers or authorized representative of the Person on behalf of whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer’s Certificate.

“Operating Expenses” shall mean, for the twelve (12) month period ending as of the date of measurement, the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties, which expenditures are incurred on a regular monthly or other periodic basis, excluding depreciation, amortization and other non-cash items, debt service, capital expenditures, income taxes, equity distributions, and other extraordinary and non-recurring items, and legal or other professional services fees and expenses unrelated to the operation of the Properties. Operating Expenses shall (x) be increased to reflect known increases in Operating Expenses that are anticipated, in Lender’s reasonable determination, to occur within the succeeding twelve (12) month period and (y) include the greater of (I) the actual fees paid to the Manager pursuant to the Management Agreement for such period of determination and (II) an amount equal to three percent (3%) of Gross Income from Operations for such period.

“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of any Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to any Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against any Property.

“Payment Date” shall mean the first (1st) day of each calendar month.

“Permitted Encumbrances” shall mean (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policies, (iii) Liens, if any, for Real Estate Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on a Property provided that any such Lien is bonded or discharged within thirty (30) days after a Borrower first receives notice of such Lien, and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

“Permitted Prepayment Date” shall mean October 1, 2030.

“Permitted Transfer(s)” shall mean:

(i) a Lease entered into in accordance with the Loan Documents;

(ii) a Permitted Encumbrance;

(iii) a foreclosure of the Pledge Agreement (or assignment-in-lieu of foreclosure) by Lender or its designee;

(iv) provided no Event of Default shall then exist, a Transfer of any direct or indirect interest in any Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(A) if such Transfer would cause the transferee, together with its Affiliates, to acquire or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds ten percent (10%), (x) Borrowers shall provide to Lender twenty (20) days prior written notice thereof and (y) such transferee, and all other Persons that shall then become an owner of ten percent (10%) or more of an indirect interest in such Borrower, shall be a Qualified Transferee;

(B) such Transfer shall not otherwise result in a change of Control of any Borrower or change of the day to day management and operations of the Property; and

(C) each Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity; or

(v) a Transfer of any direct or indirect interest in any Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest, provided that:

(A) if such Transfer would cause the transferee, together with its Affiliates, to acquire or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds ten percent (10%) or to acquire direct or indirect Control of Borrower, (x) Borrowers shall provide Lender with notice of such Transfer not less than thirty (30) days after the date of such Transfer and (y) such transferee, and all other Persons that shall then become an owner of ten percent (10%) or more of an indirect interest in Borrower, shall be a Qualified Transferee;

(B) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than sixty (60) days after the date of such Transfer;

(C) each Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity; and

(D) if such Transfer results in a change of Control of any Borrower to a Person other than (x) a Key Principal (directly or indirectly) or (y) the estate of a Key Principal (during the pendency of the settlement by the estate of a Key Principal and if such Transfer occurs as a result of the death of a Key Principal): such Transfer is approved by Lender in writing within thirty (30) days after any such Transfer, which approval shall not be unreasonably withheld.

(vi) a Transfer of the Charlotte Property pursuant to Section 2.4.2 hereof; or

(vii) provided that no Default or Event of Default shall then exist, a Transfer of direct or indirect interest in a Borrower to any Person provided that:

(A) such Transfer shall not (x) cause the transferee (other than a Key Principal), together with its Affiliates, to acquire Control of any Borrower or Sole Member or to increase its direct or indirect interest in any Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (y) result in any Borrower or Sole Member no longer being Controlled by Key Principals;

(B) after giving effect to such Transfer, Key Principals shall continue to Control the day-to-day operations of each Borrower and Sole Member and shall continue to own at least ten percent (10%) of all equity interests (direct or indirect) of each Borrower;

(C) if such Transfer would cause the transferee to increase its direct or indirect interest in any Borrower or in Sole Member to an amount which equals or exceeds ten percent (10%), such transferee shall be a Qualified Transferee;

(D) the legal and financial structure of Borrowers and its members and the single purpose nature and bankruptcy remoteness of Borrowers and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(E) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer, and a post-Transfer organizational chart, not less than twenty (20) days prior to the date of such Transfer.

(viii) provided that no Default or Event of Default shall then exist, a Transfer of direct or indirect interest in a Borrower to any Person (such Person, the “Acquiror”) in connection with a GTJ Realty Sale provided that:

(A) after giving effect to such Transfer, the Acquiror shall Control the day-to-day operations of each Borrower and Sole Member and shall own at least fifty-one percent (51%) of all equity interests (direct or indirect) of each Borrower;

(B) Borrowers shall pay a fee in the amount of one percent (1.00%) of the outstanding Principal as of the Transfer date;

(C) the Acquiror shall be a Qualified Transferee that satisfies the Eligibility Requirements and is regularly engaged in the business of owning and operating industrial Properties similar to the Properties;

(D) the identity, experience, financial condition and creditworthiness of the Acquiror shall be satisfactory to Lender in its good faith discretion;

(E) the legal and financial structure of Borrowers and its members and the single purpose nature and bankruptcy remoteness of Borrowers and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(F) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer, and a post-Transfer organizational chart, not less than sixty (60) days prior to the date of such Transfer.

If any Transfer will result in Guarantor no longer owning a direct or indirect equity interest in any Borrower (or otherwise receiving consideration to act as Guarantor), Guarantor shall (in connection with such Transfer) be replaced with an Acceptable Replacement Guarantor (hereinafter defined) or another replacement guarantor acceptable to Lender in its sole discretion. Such replacement guarantor(s) shall as a condition to such Transfer, on or prior to the date of such Permitted Transfer (or, in the case of a Permitted Transfer described in clause (iv), within thirty (30) days after the date of such Permitted Transfer) execute and deliver to Lender (i) a guaranty of recourse obligations (in substantially the form as the Recourse Guaranty delivered to Lender by Guarantor on the date hereof), pursuant to which, in each case, such replacement guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations from and after the date of such Permitted Transfer and (ii) a limited payment guaranty (in substantially the form as the Payment Guaranty delivered to Lender by Guarantor on the date hereof), pursuant to which, in each case, such replacement guarantor(s) agree(s) to be liable under each such limited payment guaranty from and after the Closing Date (and Borrower shall also deliver to Lender such opinion letters, organizational documents and authorizing resolutions, as applicable, all in form and substance substantially similar to those delivered to Lender in connection with the closing of the Loan and satisfactory to Lender); whereupon the Guarantor being replaced shall be released from any further liability under the Loan Documents to which it is a party for any event or condition which first arises from and after the date of such Transfer and such replacement guarantor(s) shall be a “Guarantor” for all purposes from and after the date of such Transfer. As used herein, “Acceptable Replacement Guarantor” shall man one or more Persons who is a Qualified Transferee, whose identity, experience, financial condition and creditworthiness is acceptable to Lender in its good faith discretion, whose net worth and liquidity meet the requirements set forth in Section 6 of the Guaranty, and who either Controls Borrowers or owns a direct or indirect interest in Borrowers.

For purposes of clause (iv) above, “immediate family member” shall mean a sibling, family trust, family limited partnership, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.

Notwithstanding anything to the contrary contained above, if any Transfer (that would otherwise constitute a Permitted Transfer) shall cause (x) a change of Control of any Borrower or (y) the transferee together with its Affiliates to acquire or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds forty-nine percent (49%), then, to the extent that Lender determines that the pairings in the most recently delivered non-consolidation opinion with respect to the Loan no longer apply or that an additional pairing(s) is needed to cover the transferee or any other Person not included in the most recently delivered non-consolidation opinion, Borrowers shall, as a condition precedent to such Permitted Transfer, deliver to Lender a non-consolidation opinion in form and substance reasonably satisfactory to Lender.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Reports” shall mean, collectively, (i) that certain Avis Budget LaGuardia (23-85 87th Street) Property Condition Report, prepared by CBRE, Inc. and dated as of February 20, 2024, (ii) that certain 612 Wortman Avenue Property Condition Report, prepared by CBRE, Inc. and dated as of February 20, 2024 and (iii) that certain 1000 Exchange Street Property Condition Report, prepared by CBRE, Inc. and dated as of February 20, 2024.

“Plan” shall mean (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof and made by Sole Member in favor of Lender which creates a security interest in 100% of the ownership interests of Borrowers.

“Prepayment Premium” shall mean with respect to any prepayment that occurs on or before the Permitted Prepayment Date, an amount equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Loan or (ii) the Yield Maintenance Premium. There shall be no Prepayment Premium with respect to any prepayments or repayments made on any date on or after the Permitted Prepayment Date through the Stated Maturity Date.

“Principal” shall mean the aggregate unpaid principal balance of the Loan at the time in question.

“Prohibited Person” means:

(i) any Person that is identified on the list of Specially Designated Nationals and Blocked Persons, the list of Foreign Sanctions Evaders or the Sectorial Sanctions Identifications list (collectively, an “OFAC Listed Person”) published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”), or is restricted from doing business under any statute (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “PATRIOT Act”), executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Annex thereto, collectively, the “Executive Order”), or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism;

(ii) any agent, department, or instrumentality of, or any Person otherwise beneficially owned by, Controlled by or acting on behalf of, directly or indirectly, (a) any OFAC Listed Person or (b) any Person that is the target of any sanctions programs administered and/or enforced by OFAC;

(iii) any Person that is otherwise blocked by or a target of United States economic sanctions;

(iv) any Person that (a) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), 18 U.S.C. §§ 1956 and 1957, the

PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any United States economic sanctions violations, (b) to Borrowers’ actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any United States economic sanctions violations, (c) has been assessed civil penalties under any Anti-Money Laundering Laws or any United States economic sanctions, or (d) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws;

(v) any Person that (a) is owned or Controlled by the government of any country or territory that is subject to United States sanctions (the “Sanctioned Countries”) (unless and until any such country or region ceases to be subject to United States sanctions, as evidenced by reference to OFAC’s online resource center (at https://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx) or similar source), (b) is located in any Sanctioned Countries, or (c) does business in or with any Sanctioned Countries; or

(vi) any Person that (a) is in violation of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), (b) is in violation of the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, or (c) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or any statutes, laws or regulations referred to in this definition of “Prohibited Person”.

“Property” or “Properties” shall mean the parcel, and collectively the parcels, of real property and Improvements thereon owned by Borrowers and encumbered by the Mortgages; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the granting clauses of the Mortgages and referred to therein as the Mortgaged Property or the Trust Property, as applicable. The location of each Property is identified on Schedule 1 attached hereto.

“Property Taxes” shall mean all (i) real estate taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees (“Real Estate Taxes”), or (ii) personal property taxes, in each case, now or hereafter levied or assessed or imposed against all or part of any Property. In no event shall any PACE Loan be considered a Property Tax for purposes of this Agreement.

“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (a) evidence reasonably acceptable to Lender that neither the proposed transferee nor any of its Affiliates (i) has ever been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has ever been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (iii) has ever been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has any material outstanding judgments against such proposed transferee, (v) is or has engaged in any lender liability actions, or (vi) has ever been in material default under any other loan from Lender, and (b) a credit, regulatory and background check against such proposed transferee that is reasonably acceptable to Lender (including a verification that such proposed transferee’s ownership position does not cause a violation of Lender’s “loan to one Borrower” policy).

“Qualifying Lease” shall mean any Lease that (i) covers less than 225,000 square feet of space, (ii) satisfies the requirements set forth in clauses (ii) through (iv) of Section 5.9.2(b) hereof and (iii) satisfies the Leasing Guidelines.

“Queens Release Parcel” shall mean that certain portion of the Queens Property set forth on Schedule 13 hereto.

“Rating Agency” shall mean, prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”), DBRS, Inc., Morningstar, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

“Release Amount” shall mean $13,225,000.

“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all coal, oil and gas, mineral or other substances, royalties and bonuses), income, fees, receivables, receipts, revenues, Stimulus Payments, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to each Property (or any portion thereof) and the Improvements, including charges for parking, parking rents, oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Property Taxes, operating expenses or other amounts payable to each Borrower (or for the account of any Borrower), revenue from telephone services, vending and all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property (or any portion thereof) or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Reporting Company” shall mean each Borrower Owner Person, and any such Person’s direct or indirect managers, members, partners, shareholders, or Affiliates that are entities and are considered “Reporting Companies” as such term is defined in the Corporate Transparency Act.

“Restoration Threshold” shall mean, with respect to any Property then subject to a Mortgage, an amount equal to two and a half percent (2.5%) of the Allocated Loan Amount applicable thereto.

“Servicer” shall mean a servicer selected by Lender to service the Loan, together with its agents, nominees or designees.

“Sole Member” shall mean GTJ Member LLC, a Delaware limited liability company, the sole member of Borrowers.

“State” shall mean, as to any Property, the state in which such Property is located.

“Stated Maturity Date” shall mean April 1, 2031.

“Stimulus Payments” shall mean any funds received by or on behalf of Borrower (including by the direct or indirect owners of Borrower and with respect to the activities, profits or losses of Borrower) that are paid on a monthly basis, as one-time payment or in any other manner which are payments in the nature of economic stimulus, incentive, tax credits, tax refunds or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aid, money, relief, reduction in tax liability, or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic).

“Surveys” shall mean the surveys of the Properties prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of any Property.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

“Title Insurance Policies” shall mean the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.

“Transfer” shall mean:

(i) any direct or indirect sale, conveyance, transfer, encumbrance, pledge, lease or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, lease or assign, whether voluntary or involuntary by law or otherwise, whether or not for consideration or of record, of, on, in or affecting (y) all or part of the fee or leasehold interest in any Property (including any legal or beneficial direct or indirect interest therein), or (z) any direct or indirect interest in any Borrower or Sole Member (including any profit interest or rights to distribution of cash);

(ii) enter into or subject a Property to a PACE Loan;

(iii) with respect to any Borrower or Sole Member, the division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) of any assets and liabilities of such entity amongst one or more new or existing entities; or

(iv) any change of Control of any Borrower or Sole Member.

“UCC” shall mean the Uniform Commercial Code as in effect in the State or the state in which any of the cash management accounts (if any) are located, as the case may be.

“Welfare Plan” shall mean an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term “Prepayment Date” means the date on which the applicable prepayment is made; (ii) the term “Calculated Payments” means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Yield Maintenance Treasury Rate; (iii) the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi‑annually. The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

“Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15‑Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

1.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

“Acceptable Blanket Policy” - 7.1.2

“Acquiror” - 1.1 (Definition of Permitted Transfer)

“Additional Operating Expense” - 6.2.6(a)

“Annual Budget” - 6.2.5

“Anti-Money Laundering Laws” - 1.1 (Definition of Prohibited Person)

“Applicable Taxes” - 2.2.3

“Approved Additional Operating Expense” -6.2.6(a)

“Approved Annual Budget” - 6.2.5

“Approved Capital Expenses Budget” - 6.2.5

“Approved Operating Budget” - 6.2.5

“Award” - 7.3.2

“Available Cash” - 3.2(a)(v)

“Bankruptcy Proceeding” - 4.7

“Borrowers’ Recourse Liabilities” - 10.1

“Broker” - 10.2

“Brooklyn Borrower” - Schedule 1

“Brooklyn Property” - Schedule 1

“Calculated Payments” - 1.1. (Definition of Yield Maintenance Premium)

“Cash Management Account” - 3.1

“Cash Management System Accounts” - 3.6

“Cash Management Agreement” - 1.1 (Definition of Loan Documents)

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Charlotte Borrower” - Schedule 1

“Charlotte Property” - Schedule 1

“Clearing Account” - 3.1

“Clearing Account Agreement” - 1.1 (Definition of Loan Documents)

“Clearing Bank” - 3.1

“Condemnation” - 7.3.1

“Consent and Subordination of Manager” - 1.1 (Definition of Loan Documents)

“Consumer Price Index” - 7.1.1(j)

“Discount Rate” - 1.1. (Definition of Yield Maintenance Premium)

“E-Signature Laws” - 10.25

“Electronic Execution” - 10.25

“Embargoed Person” - 5.28(b)

“Environmental Indemnity” - 1.1 (Definition of Loan Documents)

“Equipment” - Mortgages

“Event of Default” - 8.1

“Executive Order” - 1.1 (Definition of Prohibited Person)

“Fitch” - 1.1 (Definition of Rating Agency)

“Guaranty” - 1.1 (Definition of Loan Documents)

“Improvements” - Mortgages

“Indemnified Liabilities” - 5.30

“Indemnified Party” - 5.30

“Independent Director” or “Independent Manager” - Schedule 5

“Insurance Premiums” - 7.1.2

“Insurance Subaccount” - 3.3

“Insured Casualty” - 7.2.2(a)

“Investor” - 9.1

“Issuer” - 9.2(b)

“Late Payment Charge” - 2.5.3

“Lease Modifications” - Schedule 6

“Lender’s Consultant” - 5.8.1

“Licenses” - 4.11

“Loan” - 2.1

“Management Fee Cap” - 1.1 (Definition of Monthly Operating Expense Budgeted Amount)

“Monthly Debt Service Payment Amount” - 2.2.1

“Moody’s” - 1.1 (Definition of Rating Agency)

“Mortgages” - 1.1 (Definition of Loan Documents)

“Note” - 1.1 (Definition of Loan Documents)

“Notice” - 6.1
“O & M Program” - 5.8.3

“OFAC” - 1.1 (Definition of Prohibited Person)

“OFAC Listed Person” - 1.1 (Definition of Prohibited Person)

“Other Entities” - 10.27

“Participant Register” - 10.21(b)

“PATRIOT Act” - 1.1 (Definition of Prohibited Person)

“Permitted Indebtedness” - 5.20

“Policies” - 7.1.2

“Prepayment Date” - 1.1. (Definition of Yield Maintenance Premium)

“Proceeds” - 7.2.2(a)

“Proposed Lease” - 5.9.2

“Qualified Carrier” - 7.1.1(j)

“Queens Borrower” - Schedule 1

“Queens Property” - Schedule 1

“Real Estate Taxes” - 1.1 (Definition of Property Taxes)

“Recycled SPE Certificate” - 1.1 (Definition of Loan Documents)

“Register” - 10.21(c)

“Remedial Work” - 5.8.2(c)

“Rent Roll” - 4.13(a)

“Required Records” -6.2.7

“Required Repairs” - 3.4

“Required Repairs Subaccount” - 3.4

“Restoration” - 7.4.1

“Sanctioned Countries” - 1.1 (Definition of Prohibited Person)

“S&P” - 1.1 (Definition of Rating Agency)

“Secondary Market Transaction” - 9.1(a)

“Securities” - 9.1(a)

“Securitization” - 9.1(a)

“Security Deposit Subaccount” - 3.7

“Seller’s Indemnity” - 4.25

“Significant Casualty” - 7.2.2(a)

“Special Member” - Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.12

“Springing Member Delaware LLC” - Schedule 5

“Springing Recourse Event” - 10.1

“Subaccount” - 3.1(a)

“Tenant Direction Letter” - 3.1(c)

“Terrorism Premium Cap” - 7.1.1(j)

“Transferee Borrower” - 5.24(c)

1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2. GENERAL LOAN TERMS

2.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the “Loan”) to Borrowers on the date hereof, in the original principal amount of $125,000,000, which shall mature on the Stated Maturity Date. Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. Borrowers shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.2 Interest; Monthly Payments.

2.2.1 Generally. From and after the date hereof, interest on the outstanding Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrowers shall pay interest on the Principal from the date hereof through and including March 31, 2024. On May 1, 2024 and each Payment Date thereafter for the remainder of the Term, the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $759,109.05 (the “Monthly Debt Service Payment Amount”); which amount is based on the Interest Rate and a thirty (30)-year amortization schedule. Provided that no Event of Default has occurred and is continuing, the Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the Principal. All accrued and unpaid interest and Principal shall be due and payable on the Maturity Date. All monthly payments required hereunder shall be paid by pre-authorized ACH debit from a bank account established and maintained by Borrowers specifically for such purpose.

2.2.2 Default Rate. During the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.3 Loan Repayment.

2.3.1 Repayment. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrowers shall have no right to prepay or defease all or any portion of the Principal except in accordance with Sections 2.3.2 and 2.3.3 hereof. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents, including the Prepayment Premium (if such repayment or prepayment occurs prior to the Permitted Prepayment Date). If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, operation of law or otherwise, then Lender shall be entitled to receive, in addition to the Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Prepayment Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (or any portion thereof) (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.2.2 and Section 7.3.2(e) hereof. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Net Insurance Proceeds, Net Condemnation Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1 above. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Prepayment Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3 Voluntary Prepayments. Provided no Event of Default shall be continuing, Borrowers shall have the right to voluntarily prepay the Loan in whole (but not in part) provided that (i) if such prepayment or repayment is made on or prior to the Permitted Prepayment Date, such payment is accompanied by the Prepayment Premium applicable thereto, (ii) the prepayment is received by Lender on a Business Day and (iii) Borrowers gives Lender at least thirty (30) days’ prior written notice thereof.

2.4 Release of Properties.

2.4.1 Sale of Properties. On any Business Day, Borrowers may obtain the release of the Charlotte Property (but not, for the avoidance of doubt, any other Property, except to the extent set forth in the last sentence of this Section 2.4.1) from the Lien of the Charlotte Mortgage (and related Loan Documents) thereon upon a bona fide third-party sale of the Charlotte Property, provided each of the following conditions are satisfied:

(a) The sale of the Charlotte Property is pursuant to an arms’ length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of Borrower and/or Guarantor has any beneficial interest;

(b) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;

(c) Borrowers shall:

(i) make a prepayment of Principal in an amount equal to the Release Amount;

(ii) pay to Lender any Prepayment Premium on the Principal being prepaid pursuant to subclause (i) of this clause (c);

(iii) pay all accrued and unpaid interest on the Principal being prepaid pursuant to subclause (i) of this clause (c) (including, if such prepayment is not made on a Payment Date, interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date);

(d) After giving effect to such release, each Borrower shall remain a Special Purpose Bankruptcy Remote Entity;

(e) The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale), except to the extent any such representation or warranty is no longer true or correct due to any changes in facts or circumstances occurring after the Closing Date that do not constitute a Default or Event of Default and were not caused by the occurrence of a Default or Event of Default;

(f) Borrowers shall have given Lender at least thirty (30) days’ prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender’s approval);

(g) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two (2) Business Days prior to the closing of such sale;

(h) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with such sale and the release of the Charlotte Property from the Lien of the Loan Documents;

(i) Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the unreleased Loan Documents and the Liens thereof; and

(j) after giving effect to such release and prepayment, the Debt Yield for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Yield immediately preceding such release and (ii) 13.10%.

In addition, on any Business Day, Borrowers may obtain the release of the Queens Release Parcel from the Lien of the New York Mortgage (and related Loan Documents) thereon upon the transfer of the Queens Release Parcel to a third-party, provided (i) Borrowers deliver to Lender evidence reasonably satisfactory to Lender that (i) the Queens Release Parcel has been legally subdivided from the remainder of the Queens Property, (ii) after giving effect to such transfer, each of the Queens Release Parcel and the remainder of the Queens Property conforms to and is in compliance with all applicable Legal Requirements and constitutes a separate tax lot, (iii) the Queens Release Parcel is not necessary for the Queens Property complying with any zoning, building, land use, parking or other Legal Requirements applicable to the Queens Property or for the then current use of the Queens Property, and (iv) the conditions set forth in Clauses (a), (b), (d), (e), (f) (provided that the time period for delivery of notice and the required documents shall be ten days prior to the proposed release), (h), (i) and (j) above are satisfied.

2.4.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers’ designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Liens of the Loan Documents if not theretofore released. In connection with the release of the Liens, Borrowers shall submit to Lender, not less than thirty (30) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its sole discretion), a release or assignment of Liens (and related Loan Documents) for execution by Lender. Such release or assignment shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing/assigning lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the release of the Liens of the Mortgages and the Pledge Agreement, including Lender’s reasonable attorneys’ fees

2.5 Payments and Computations.

2.5.1 Making of Payments. Except as provided in Section 2.2.1, each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day that is immediately preceding such due date (notwithstanding such adjustment of due dates, Borrowers shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents). All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of a 30-day month over a 360-day year.

2.5.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due (other than the outstanding Principal due on the stated Maturity Date), Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. The acceptance of a Late Payment Charge hereunder shall not constitute a waiver by Lender of any Default or Event of Default then existing pursuant to the Loan Documents. Lender’s failure to collect a Late Payment Charge at any time shall not constitute a waiver of Lender’s right thereafter, at any time and from time to time (including upon acceleration of the Note or upon payment in full of the Loan), to collect such previously uncollected Late Payment Charge or to collect subsequently accruing Late Payment Charges.

3. CASH MANAGEMENT/RESERVES.

3.1 Cash Management Arrangements.

(a) Borrowers shall at all times cause all Rents (including Rents in the nature of sums payable by issuers of credit cards accepted at the Properties to be transmitted directly into an Eligible Account (the “Clearing Account”) established and maintained by Borrowers at a local bank selected by Borrowers and reasonably approved by Lender, which shall at all times be an Eligible Institution (the “Clearing Bank”) as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if any Borrower or Manager receives any Rents, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrowers or Manager, and (iii) Borrowers or Manager shall deposit such amounts into the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrowers’ operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement (provided that, if the Cash Management Account is not open on the date that the first Cash Management Period commences, then such funds shall, at the election of Lender, be swept by the Clearing Bank into an account as directed by Lender or retained in the Clearing Account, in either case, until such time that the Cash Management Account is opened). Lender will also establish subaccounts of the Cash Management Account, and/or, if applicable, the Servicer’s account, which shall at all times be Eligible Accounts

(and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). The Cash Management Account and any Subaccounts will be under the sole control and dominion of Lender, and no Borrower shall have any right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

(b) Within one (1) Business Day after the Closing Date, Borrowers or Manager shall deliver a notice in the form of Schedule 11 attached hereto to each existing Tenant at the Properties (the “Tenant Direction Letter”), directing such Tenants to remit their rent checks directly to the Clearing Account in accordance with such Tenant Direction Letter, and shall also deliver a Tenant Direction Letter to each future Tenant at the Properties.

(c) Promptly following the opening of the Cash Management Account, Borrowers shall, at its sole cost and expense, deliver to Lender a customary legal opinion with respect to the perfection of Lender’s security interest in the Cash Management Account in form and substance reasonably acceptable to Lender.

3.2 Property Cash Flow Allocation.

(a) During the continuance of a Cash Management Period, all amounts deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i) First, to make payments into the Insurance Subaccount if and as required under Section 3.3 hereof;

(ii) Second, to pay the monthly portion of the fees charged by the Cash Management Bank;

(iii) Third, to Lender to pay the Monthly Debt Service Payment Amount due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.2(a), then due to Lender under the Loan Documents);

(iv) Fourth, funds in an amount equal to the Monthly Operating Expense Budgeted Amount (including, without limitation, an amount for the payment of management fees to Manager in an amount not to exceed the Management Fee Cap) and any then-current Approved Additional Operating Expenses shall be disbursed to Borrowers (or to an account designated by Borrowers); and

(v) Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (iv) above (the “Available Cash”) on such Payment Date shall be deposited into the Cash Collateral Subaccount in accordance with Section 3.5 hereof.

(b) The failure of Borrowers to make all of the payments required under clauses (i) through (iv) of Section 3.2(a) above in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash

Management Account for such payments, the failure by the Cash Management Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c) Notwithstanding anything to the contrary contained in this Section 3.2 or elsewhere in the Loan Documents, during the continuance of an Event of Default, Lender may apply all Rents deposited into the Cash Management Account and other proceeds of repayment in such order and in such manner as Lender shall elect. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

3.3 Insurance Reserve.

(a) Generally. Subject to the provisions of subsection (c) below, Borrowers shall deposit with Lender, (i) $0 on the date hereof on account of Insurance Premiums, and (ii) on each Payment Date, one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable (initially $0 per month) for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Insurance Subaccount”).

(b) Disbursements. Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Insurance Subaccount to payments of Insurance Premiums required to be made by Borrowers pursuant to Section 7.1 hereof, provided that Borrowers have promptly supplied Lender with notices of all Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate insurer or agent, without inquiry into the accuracy of such bill, statement or estimate. If Lender determines in its reasonable judgment that the funds in the Insurance Subaccount will be insufficient to pay (or in excess of) the Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Insurance Subaccount.

(c) Acceptable Blanket Policy. Notwithstanding anything to the contrary contained in Section 3.3(a)(ii), for so long as an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 7.1.2, Borrowers shall not be required to make monthly deposits on account of Insurance Premiums into the Insurance Subaccount; provided, however, Borrowers’ obligations to make the payments required under Section 3.3(a)(ii) hereof shall immediately resume and shall continue until the end of the Term if any of the following occur: (1) an Event of Default has occurred and is continuing, (2) Borrowers fail to furnish to Lender receipts for the payment of all Insurance Premiums (in each case, promptly following the applicable due dates) or other evidence of such payment reasonably satisfactory to Lender, (3) Borrowers fail to furnish to Lender evidence of the renewal of any expiring Policy promptly following the expiration thereof, or (4) such Acceptable Blanket Policy is no longer in effect with respect to the Policies required pursuant to Section 7.1.2 hereof.

3.4 Required Repairs Reserve.

(a) Generally. Borrowers shall deposit with Lender on the date hereof the aggregate amount set forth on Schedule 4 hereto and Lender shall cause such amount to be transferred to a Subaccount (the “Required Repairs Subaccount”). Borrowers shall perform and complete (or shall cause the applicable tenants to perform and complete) each item of the repairs at the Property described on Schedule 4 hereto (the “Required Repairs”) by no later than June 13, 2024; provided, however, if Borrowers are using diligent efforts to satisfy such obligations (including by exercising their remedies including self-help remedies under the applicable Leases) but are unable to satisfy such obligations by such date, Borrowers shall have an additional ninety (90) days (i.e., until September11, 2024) to satisfy such obligations. The Borrowers and Lender shall cooperate in good faith, including having conference calls upon the other party’s request, to resolve and close out the Required Repairs.

(b) Disbursements. Provided no Default or Event of Default is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or such lesser amount equal to the remaining balance of the Required Repairs Subaccount), and, with respect to any particular disbursement for any portion of the Required Repairs, in an amount not to exceed the amount set forth on Schedule 4 with respect to such particular portion or item of the Required Repairs, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (a) an Officer’s Certificate (i) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (iii) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) copies of appropriate lien waivers or other evidence of payment satisfactory to Lender; (c) at Lender’s option, a title search for the Properties indicating that it is free from all Liens not previously approved by Lender; (d) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (e) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrowers’ completion of all Required Repairs in accordance with this Section 3.4, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.

3.5 Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect, including to make a prepayment of Principal (together with the applicable Prepayment Premium applicable thereto).

3.6 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, Borrowers hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrowers’ right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Cash Management Account and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management System Accounts”). Borrowers hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (a) payment of such Rents to Lender or (b) deposit of such Rents into the Cash Management System Account. Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management System Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. During the continuance of an Event of Default, Lender may apply any sums in any Cash Management System Account in any order and in any manner as Lender shall elect without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage and/or the Pledge Agreement or exercise its other rights under the Loan Documents. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents. Cash Management System Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management System Account (other than the Insurance Subaccount) shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Cash Management System Accounts, if any, shall be promptly disbursed to Borrowers.

3.7 Security Deposits. Borrowers shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under any Borrower’s control (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of any Borrower. At any time during the existence of an Event of Default, Borrowers shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held in an account by Lender (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of a Borrower under the applicable Lease. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

4. REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 hereto with reference to a specific Section of this Article 4:

4.1 Organization; Special Purpose.

(a) Each Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in the jurisdiction in which the applicable Property is located and duly qualified in each other jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b) Each Borrower and Sole Member has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.2 Proceedings; Enforceability. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby. The Loan Documents have been duly authorized, executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrowers or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrowers or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.3 No Conflicts. The execution, delivery and performance of the Loan Documents by each Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any such Borrower pursuant to the terms of, any agreement or instrument to which any such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. No Borrower’s rights under the Licenses and the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, any Borrower’s performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect.

4.4 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, Guarantor, Sole Member, any Key Principal, Manager or any Property, in any court or by or before any other Governmental Authority, which, if adversely determined, might have a Material Adverse Effect.

4.5 Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which might have a Material Adverse Effect. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have a Material Adverse Effect. No Borrower is in default, and no Borrower has received notice of any event or condition that with the giving of notice or the passage of time would constitute a default, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound, and to Borrowers’ knowledge, there are no defaults under any such agreement by any other party thereto.

4.6 Title. Borrowers have good, marketable and indefeasible title in fee to the real property and good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid or are being paid simultaneously herewith. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on Borrowers’ interest in the Properties and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, mortgage recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, have been paid or are being paid simultaneously herewith. All Taxes and governmental assessments due and owing in respect of any of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policies. The Permitted Encumbrances, individually or in the aggregate, do not (a) materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, (b) materially and adversely affect the value, operation or use of any of the Properties, or (c) impair Borrowers’ ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to any Borrower’s best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any of the Properties which are or may become a Lien on any Property. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property. The Surveys do not fail to reflect any material matter affecting such Property or the title thereto. Except as may be disclosed on the Surveys, all of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances affecting such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property, except those which are set forth on the Surveys and insured against by the Title Insurance Policies. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments. In addition, the Pledge Agreement, together with any UCC financing statements required to be filed in connection therewith and the delivery of the original Certificate (as defined in the Pledge Agreement) to Lender, will create a valid, first priority, perfected Lien on Sole Member’s interest in the Collateral, all in accordance with the terms thereof

4.7 No Bankruptcy Filing. No Borrower nor any of such Borrower Owner Person are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of such Borrower’s assets or properties (a “Bankruptcy Proceeding”), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower or such constituent Persons. In addition, none of Borrowers, Sole Member, Guarantor nor any principal nor Affiliate of any Borrower or Sole Member has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8 Full and Accurate Disclosure. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers, Guarantor and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower, Guarantor and each Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower, Guarantor or any Property from that set forth in said financial statements.

4.9 Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by such Borrower. Each Borrower’s Tax returns (if any) properly reflect the income and Taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10 ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrowers, Guarantor or any ERISA Affiliate do not sponsor, are not obligated to contribute to, and are not themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975 of the Code, (ii) none of the assets of Borrowers or Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA, (iii) Borrowers and Guarantor are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrowers or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrowers, Guarantor nor any ERISA Affiliate maintains, sponsors or contributes to, or has any obligations with respect to, a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). Neither Borrowers nor Guarantor has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.

4.11 Compliance. Except as set forth in the Post-Closing Letter, each Borrower and each Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances). No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect. Borrower has not committed any act which may give any Governmental Authority the right to cause such Borrower to forfeit the Property owned by such Borrower or any part thereof or any monies paid in performance of such Borrower’s obligations under any of the Loan Documents. Each Property is used exclusively for industrial, retail, office or garage use and other appurtenant and related uses. In the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of each Borrower for the legal use, occupancy and operation of the Properties for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

4.12 Physical Condition. Except as may be expressly set forth in the Physical Conditions Reports, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to any Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to such Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.13 Leases.

(a) The rent rolls attached hereto as Schedule 3 (collectively, the “Rent Rolls”) is true, complete and correct in all material respects and no Property is subject to any Leases other than the Leases described in the Rent Rolls.

(b) There are no defaults by any Borrower under the existing Leases. To the knowledge of Borrowers, there are no defaults by any Tenants under the existing Leases nor by any guarantors under the existing Lease Guaranties. The existing Leases, including the existing Lease Guaranties, are in full force and effect.

(c) To the knowledge of Borrowers, none of the Tenants now occupying 10% or more of the rentable space at any Property or having a current Lease affecting 10% or more of such rentable space is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) No Existing Lease may be amended, terminated or canceled unilaterally by a Tenant, and no Tenant may be released from its obligations, except in the event of material casualty or Condemnation.

(e) Except only for rent and additional rent for the current month, Borrowers have not accepted any payment of rent more than one month in advance of its due date, nor any security deposit in an amount exceeding one month’s rent.

(f) Borrowers have delivered to Lender true, correct and complete copies of all existing Leases, including all existing modifications and amendments, and including all existing Lease Guaranties). All agreements between the landlord and Tenant or between the landlord and any guarantor pertaining to any of such Leases are set forth in writing and are included in such copies that have been so delivered.

(g) Neither the Leases nor the Rents have been assigned or pledged except to Lender or except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, and no other Person has any interest therein except the tenants thereunder.

4.14 Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Borrower’s assets is, and immediately following the making of the Loan will be, greater than such Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and believes that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of the obligations of such Borrower).

4.15 Ownership of Borrower. Borrowers’ exact legal name is: as set forth on Schedule 1. Each Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which each Borrower is organized is: Delaware. Each Borrower’s U.S. federal tax I.D. number and Delaware Organizational I.D. number is as set forth on Schedule 1. The sole member of each Borrower is Sole Member. The membership interest in Borrowers are each owned free and clear of all Liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 1 is true, complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrowers.

4.16 Purchase Options. No Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Person.

4.17 Management Agreement. Each Management Agreement is in full force and effect. With respect to each Management Agreement, there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.18 Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1 hereof, and no Borrower has any other place of business.

4.19 Other Debt. There is no indebtedness with respect to any Property or any Borrower (directly or indirectly) or any excess cash flow or any residual interest therein, whether secured or unsecured, including, but not limited to, any mezzanine or preferred equity financing, other than Permitted Encumbrances and Permitted Indebtedness.

4.20 Assignments of Leases and Rents. The assignments of leases and rents set forth in the Mortgages creates valid assignments of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrowers to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties. No

Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

4.21 Insurance. Borrowers have obtained and have delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.22 No Foreign Person or Prohibited Person; Source of Funds. No Borrower Control Person is a “foreign person” within the meaning of Sections 1445 and 7701 of the Code. No Borrower Control Person is a Prohibited Person or receives any of its revenue or capital from business conducted in or with Sanctioned Countries.

4.23 Operations Agreements. Each Operations Agreement is in full force and effect and neither any Borrower nor, to Borrowers’ knowledge, any other party to any Operations Agreement, is in default thereunder, and to the best of Borrowers’ knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

4.24 Illegal Activity/Patriot Act.

(a) No portion of any Property has been or will be purchased with proceeds of any illegal activity. No Property is being used for the production, distribution or sale of marijuana, cannabis or their byproducts and no tenant is using any Property for such purpose.

(b) No Borrower or any Borrower Owner Person is or will be held, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other Governmental Authority, with respect to which entering into transactions with such person or entity would violate the Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation and Borrowers shall provide evidence as reasonably requested by Lender from time to time, to confirm compliance.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf; provided, however, that the representations, warranties and covenants set forth in the Environmental Indemnity shall survive in perpetuity as more particularly set forth therein.

5. COVENANTS

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

5.1 Existence. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses and all applicable governmental authorizations, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by such Borrower.

5.2 Property Taxes and Other Charges. Borrowers shall pay or cause to be paid all Property Taxes and Other Charges no later than five (5) Business Days before the dates on which the same would become delinquent and Borrowers shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Property Taxes and Other Charges in full. Borrowers may elect by appropriate legal action to contest any Property Tax or Other Charge, provided, however, Borrowers shall first deposit cash with Lender as a reserve in an amount which Lender reasonably determines is sufficient to pay the Property Tax or Other Charge plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If a Borrower deposits this sum with Lender, such Borrower shall not be required to pay the applicable Property Tax or Other Charge provided that the contest operates to prevent enforcement or collection of the applicable Property Tax or Other Charge, and the sale and forfeiture of, the applicable Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, such Borrower shall pay the amount of the imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default, the monies which have been deposited with Lender pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to such Borrower.

5.3 Access to Properties. Each Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (unless an Event of Default exists) (which may be given verbally), subject to the rights of tenants under Leases; provided, that so long as no Event of Default exists and no Secondary Market Transaction is then contemplated, Lender shall endeavor to inspect the Properties not more than twice per calendar year. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Properties, subject to the rights of tenants under Leases.

5.4 Repairs; Maintenance and Compliance; Alterations.

5.4.1 Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair, subject to the rights of tenants under Leases. Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrowers shall notify Lender in writing within one (1) Business Day after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair, subject to the rights of tenants under Leases.

5.4.2 Alterations. Borrowers shall abstain from, and not permit the commission of waste to any Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Lender, subject to the rights of tenants under Leases. For the purposes hereof, any alteration that (i) affects the structural elements of any Property or (ii) will cost in excess of $250,000 shall be considered to be a substantial alteration requiring Lender’s consent. Lender may condition its consent to any such alteration on (a) receipt of acceptable plans and specifications, (b) review and approval of contractors and architects and (c) Borrowers posting security with Lender, in an amount estimated by Lender as necessary to cover the costs and expenses of the alteration. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5 Performance of Other Agreements. Borrowers shall observe and perform each and every term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

5.6 Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, and at Borrowers’ sole cost and expense, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7 Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (ii) provide all such information as Lender may reasonably require to ensure Borrowers’ ongoing compliance with Sections 5.23 and 5.28 hereof, including ensuring compliance with all “know your customer” procedures as Lender may from time to time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender’s request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and (b) searches of title to one or more Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8 Title to the Properties. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.9 Leases.

5.9.1 Generally. Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party tenants.

5.9.2 Lease Approvals.

(a) All Leases Except Qualifying Leases. No Borrower shall enter into a proposed Lease or a proposed renewal, extension or modification of an existing Lease without the prior written consent of Lender, which consent, subject to Section 5.9.2(b) below, may be granted or withheld in Lender’s sole and absolute discretion. Prior to seeking Lender’s consent to any Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a “Proposed Lease”), together with any information reasonably requested by Lender relating to the proposed tenant and lease guarantor (if applicable), including any credit and background checks performed by Borrowers relating to such tenant and lease guarantor. Lender shall review and approve or disapprove each Proposed Lease or proposed renewal, extension or modification of an existing Lease for which Lender’s approval is required under this Agreement within fifteen (15) Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Proposed Lease or proposed renewal, extension or modification of an existing Lease. If requested by Borrowers, Lender will review and grant conditional approvals of Proposed Leases or proposed renewals, extensions or modifications of existing Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Lease or proposed renewal, extension or modification of an existing Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Lease or proposed renewal, extension or modification of an existing Lease. Notwithstanding anything to the contrary contained herein, no Borrower shall enter into a proposed Lease with a tenant that intends to use its demised premises for the production, distribution or sale of marijuana, cannabis or their byproducts (including, but not limited to, cannabidiol) or a proposed renewal (other than and except for a renewal as of right by the underlying tenant), extension or modification of an existing Lease with such a tenant without the prior written consent of Lender, which consent shall be in the sole and absolute discretion of Lender.

(b) Qualifying Leases. Notwithstanding the provisions of Section 5.9.2(a) above, provided that no Event of Default is continuing, Lender’s approval of renewals, amendments and modifications of existing Leases and proposed Leases shall not be unreasonably withheld provided (i) the proposed Lease is a Qualifying Lease or the existing Lease as amended or modified or the renewal Lease is a Qualifying Lease, (ii) the proposed Lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the proposed Lease shall be with a tenant that is creditworthy, as reasonably determined by Borrowers, and (iv) the Lease as amended or modified or the renewal Lease or series of Leases or proposed Lease or series of Leases: (a) shall provide for net effective rental rates of not less than $17 per square foot for the Brooklyn Property and the Queens Property, and $5 per square foot for the Charlotte Property, and, if applicable, tenant improvements and leasing commission amounts, comparable to existing local market rates , and otherwise on market terms, (b) shall be arm’s-length transactions with bona fide, independent third-party tenants, (c) shall have an initial term (excluding any extension options) of not less than three (3) years and not greater than ten (10) years and shall have not have an extension options or options of greater than five (5) years in the aggregate, (d) shall provide for automatic self-operative subordination to the applicable Mortgage and, at Lender’s option, (x) attornment to Lender and (y) if applicable pursuant to applicable law, the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the applicable Mortgage to the Lease, and (e) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of any Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. In connection with any request for approval of a proposed Qualifying Lease by Lender, Borrowers shall deliver to Lender a certification that it has satisfied all of the conditions of the preceding sentence.

(c) Provided that no Event of Default is then continuing, to the extent, if any, that Lender’s prior written approval is required pursuant to this Section 5.9.2, such request for approval shall be deemed approved if (i) the first correspondence from Borrowers to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “CONSENT SOUGHT - FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER SECTION 5.9.2 OF THE LOAN AGREEMENT, DATED AS OF MARCH 15, 2024 AND ENTERED INTO IN CONNECTION WITH THE LOAN MADE TO GWL 612 WORTMAN LLC, GWL 1000 EXCHANGE LLC AND GWL 23-85 87TH LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such fifteen (15) Business Day period in order to adequately review the same has been delivered; and (ii) if Lender fails to respond or to deny such request for approval in writing within the first (5) Business Days of such fifteen (15) Business Day period, a second notice requesting approval is delivered to Lender from Borrowers in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen (14)) legend at the top of the first page thereof stating that “CONSENT SOUGHT - SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER SECTION 5.9.2 OF THE LOAN AGREEMENT, DATED AS OF MARCH 15, 2024 AND ENTERED INTO IN CONNECTION WITH THE LOAN MADE TO GWL 612 WORTMAN LLC, GWL 1000 EXCHANGE LLC AND GWL 23-85 87TH LLC. IF YOU FAIL TO PROVIDE A SUBSTANTIVE RESPONSE (E.G., APPROVAL, DENIAL OR REQUEST FOR CLARIFICATION OR MORE INFORMATION) TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to provide a substantive response to such request for approval within such final ten (10) Business Day period.

5.9.3 Additional Covenants with respect to Leases

(a) Borrowers (i) shall observe and perform the material obligations imposed upon the lessor under each Lease and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall deliver to Lender a copy of any material notice, plan, report or other written communication delivered to Borrowers by or on behalf of tenants under the applicable Lease, within three (3) Business Days after receipt by Borrowers; (iii) shall give Lender a copy of any material written notice given by any Borrower to a tenant under a Lease simultaneously with the giving of such notice to tenant; (iv) shall promptly send copies to Lender of all notices of default that any Borrower shall send or receive under the Leases; (v) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable

Property, the terms, covenants and conditions in the Leases to be observed or performed by the tenants, short of termination thereof; (vi) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (vii) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (viii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, tenants under Leases; (ix) shall not consent to any assignment of or subletting under any Lease without the prior consent of Lender, which consent shall not be unreasonably withheld with respect to any Qualifying Lease; and (x) shall not cancel or terminate any Lease or accept a surrender thereof without the prior consent of Lender.

(b) Each Borrower covenants and agrees that all contracts and agreements relating to each Property requiring the payment of leasing commissions or management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Lender in the event Lender becomes a successor landlord thereunder and (ii) be subordinate to the lien of the Mortgages.

(c) Each Borrower shall provide Lender with evidence of such Borrower’s compliance with this Section 5.9.3 upon request.

5.10 Estoppel Statement.

(a) Within ten (10) days of Lender’s request, Borrowers shall deliver to Lender a written statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Within ten (10) days of Lender’s request, Borrowers shall deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrowers shall not be required to deliver such certificates more than two (2) times during any calendar year.

5.11 Property Management.

5.11.1 Management Agreement. Each Borrower shall (i) cause the Property owned by it to be managed pursuant to a Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under such Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower under its Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement. If any Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement to which such Borrower is a party on the part of such Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its obligations hereunder or under the Management Agreement to which such Borrower is a party, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement to which such Borrower is a party on the part of such Borrower to be performed or observed. Without Lender’s prior written consent, no Borrower shall (a) surrender, terminate, cancel, extend or renew its Management Agreement or otherwise replace its Manager or enter into any other management agreement (except pursuant to Section 5.11.2 below); (b) reduce or consent to the reduction of the term of its Management Agreement; (c) increase or consent to the increase of the amount of any charges under its Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, its Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement (or any successor management agreement) if such default permits such Manager to terminate such Management Agreement (or such successor management agreement).

5.11.2 Termination of Manager. If (i) an Event of Default shall be continuing, (ii) any Manager is in default under any Management Agreement, or (iii) any Manager shall become a debtor in any bankruptcy or insolvency proceeding, Borrowers shall, at the request of Lender, terminate the applicable Management Agreement(s) and replace such Manager with a replacement manager acceptable to Lender in Lender’s discretion, on terms and conditions satisfactory to Lender. Borrowers’ failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrowers to terminate the Management Agreement(s) shall constitute an immediate Event of Default. Borrowers may from time to time appoint a successor manager to manage a Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion. If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender. In addition, if any new manager is an Affiliate of any Borrower, Borrowers shall deliver to Lender a new substantive non-consolidation opinion letter in which Borrowers are “paired” with such new manager.

5.12 Special Purpose Bankruptcy Remote Entity. Each Borrower and Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower or Sole Member shall directly or indirectly, make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower or Sole Member not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.13 Change in Business or Operation of Properties. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the

Properties as industrial properties or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).

5.14 Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.15 Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of Borrowers’ Constituents without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided that the terms are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.16 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.17 No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.18 Principal Place of Business. No Borrower shall change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days’ prior written notice.

5.19 Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s structure, without first obtaining the prior written consent of Lender, which consent, may be conditioned upon receipt of an updated substantive non-consolidation opinion (if Lender reasonably determines that the same is necessary as a result of any Borrower’s new structure). Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to such Property.

5.20 Indebtedness. No Borrower shall directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by such Borrower which (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the Allocated Loan Amount for each Property and (C) are paid within ninety (90) days of the date incurred (collectively, “Permitted Indebtedness”). Sole Member shall not directly or indirectly create, incur or assume any indebtedness other than the obligations under the Pledge Agreement.

5.21 Licenses. No Borrower shall Transfer any License required for the operation of any of the Properties.

5.22 Compliance with Restrictive Covenants. Borrowers shall at all times comply in all material respects with all Operations Agreements. No Borrower will enter into, modify, waive in any material respect or release any easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.23 ERISA.

(a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any successor or assignee of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrowers’ covenant in this clause (a) is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a “benefit plan investor” as defined in Section 3(42) of ERISA and with respect to which Borrower is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions are satisfied.

(b) No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of any Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of any Borrower to become “plan assets” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(c) Borrowers shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrowers and Guarantor are not and do not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrowers and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) the assets of Borrowers and Guarantor do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA, and any “benefit plan investor” as defined in Section 3(42) of ERISA.

5.24 Prohibition on Transfers of Interest in Borrowers.

(a) Transfers Generally. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Borrowers shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer. Borrowers shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

(b) Permitted Transfers. The prohibitions on transfer shall not be applicable to a Permitted Transfer.

5.25 Liens. Without Lender’s prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within forty-five (45) days after any Borrower first receives notice of such Lien.

5.26 Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) or merger with or into any one or more other business entities, (ii) engage in any business activity not related to the ownership and operation of any Property, (iii) modify, amend, waive or terminate its qualification and good standing in any jurisdiction, or (iv) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

5.27 Expenses.

(a) Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers’ and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by a Borrower or required of any Borrower under the terms of any Loan Document; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Properties (including fees and expenses for title and lien searches, intangibles Taxes, personal property Taxes, mortgage recording Taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s consultant, surveys and engineering reports) and the Cash Management System Accounts; (vii) enforcing or preserving any rights in response to third -party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting Borrowers, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which Borrower is the named party; (ix) fees charged by Lender or Servicer and, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof; and (x) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings.

(b) The obligations and liabilities of Borrowers under this Section 5.27 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.28 Prohibited Persons; Economic Sanctions; Anti-Money Laundering; Corporate Transparency Act.

(a) Each Borrower hereby represents, warrants and covenants and agrees that:

(i) no Borrower Owner Person or any officer or director of any of them, (a) is or shall become a Prohibited Person, or (b) is or shall become directly or indirectly owned or Controlled by any Prohibited Person;

(ii) at all times until the full satisfaction of the Debt, none of the funds of Borrowers, Guarantor or any other Person that are used to repay the Debt shall be derived from (a) conducting business or transacting with any Prohibited Person (including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person), (b) dealing in any property or interests in property blocked pursuant to the Executive Order, or (c) activities involving the violation of any Anti-Money Laundering Laws;

(iii) none of the proceeds of the Loan shall be used to facilitate any business, transactions, or other activity with any Prohibited Person or activities involving the violation of any Anti-Money Laundering Laws; and

(iv) Borrowers shall promptly deliver to Lender any certification and other evidence reasonably requested from time to time by Lender confirming compliance by Borrowers with this Section 5.28.

(b) At all times until the full satisfaction of the Debt, (i) none of the funds or other assets of any of Borrowers, Guarantor, any Borrower Control Person shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by OFAC with the result that an investment in any Borrower (whether directly or indirectly) is prohibited by Legal Requirements or the Loan made by Lender is in violation of law (an “Embargoed Person”), (ii) no Embargoed Person shall have any direct or indirect interest of any nature whatsoever in any Borrower with the result that such investment in such Borrower (whether direct or indirect) is prohibited by Legal Requirements or that any of the Transactions are in violation of any Legal Requirements, and (iii) none of the funds of any Borrower Control Person shall be derived from any unlawful activity with the result that the investment in any Borrower (whether directly or indirectly) is prohibited by Legal Requirements or that any of the Transactions are in violation of any law.

(c) Each Borrower hereby represents and warrants to Lender that as of the Closing Date, each Reporting Company is in compliance with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act.

(d) Each Borrower hereby covenants and agrees with Lender that, from and after the Closing Date, Borrowers shall cause each Reporting Company to (i) at all times comply with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act and (ii) provide to Lender upon request by Lender any information necessary (a) for Lender to confirm that any such Reporting Company has complied with all reporting and disclosure requirements under the Corporate Transparency Act and (b) to permit Lender to comply with the terms, conditions, regulations and reporting and disclosure requirements of the Corporate Transparency Act in respect of the Loan and the transactions contemplated by this Agreement and the other Loan Documents. Borrowers shall promptly deliver to Lender any certification and other evidence reasonably requested from time to time by Lender confirming compliance by each Borrower and each other Reporting Company with this Section 5.28.

(e) Each Borrower hereby consents, on behalf of such Borrower and each Reporting Company, to permit FinCEN to disclose the beneficial ownership information of each Reporting Company and any other information disclosed to FinCEN pursuant to the Corporate Transparency Act to Lender in accordance with the terms of the Corporate Transparency Act. Each Borrower hereby (i) represents and warrants that each Reporting Company has, on behalf of such Reporting Company, provided such a consent in writing, and (ii) covenants and agrees that Borrowers shall obtain and deliver to Lender any additional consents and/or documentation from any such Reporting Company reasonably necessary to effectuate such a consent from any such Reporting Company as may be required by FinCEN, from time to time, for FinCEN to release to Lender all such beneficial ownership information and other information disclosed to FinCEN pursuant to the Corporate Transparency Act.

(f) Notwithstanding the foregoing, with respect to any direct or indirect constituent of each Borrower or Guarantor that is not a U.S. Person, such non-U.S. Person shall not be required to comply with any of the provisions in this Section 5.28 if doing so would constitute a violation of the domiciliary law applicable to such non-U.S. Person, provided, however, that if such non-U.S. Person is not required to comply with the provisions of this Section 5.28, Borrowers shall deliver written notice to Lender which written notice shall include, among other things, (i) the identity of such non-U.S. Person, (ii) the justification for such non-U.S. Person’s non-compliance and (iii) such other written evidence reasonably required by Lender confirming the same.

(g) The representations, warranties, covenants and agreements set forth in this Section 5.28 shall be deemed remade and reaffirmed by Borrowers as of each date that Borrowers

(i) makes a payment to Lender under this Agreement and/or the other Loan Documents or (ii) receives any advance or disbursement of the proceeds of the Loan or any payment from Lender. Borrowers shall promptly notify Lender in writing should any Borrower become aware of any change in the information set forth in the representations, warranties, covenants and agreements in this Section 5.28 or if any of the representations or warranties in this Section 5.28 become untrue or incomplete in any respect.

5.29 Litigation. Borrowers shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower, Guarantor, Sole Member or any Property which could, if determined adversely to such Borrower, Guarantor, Sole Member or any Property, be reasonably expected to have a Material Adverse Effect.

5.30 Indemnity. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) the ownership of any Mortgage, the Pledge Agreement, the Collateral, any Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) any failure of any Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any tenant of any portion of any Property or any Person acting through or under any tenant or otherwise arising under or as a consequence of any Lease; (xi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan; (xii) enforcing any wire fraud or similar fraud in connection with the payment or prepayment of any funds to Lender by wire transfer or other means of payment pursuant to this Agreement or the other Loan Documents; and (xiii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, the Properties, or any other security given for the Loan, whether or not in connection with an action in which such Borrower is the named party; provided, however, that (i) any Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party and (ii) the Indemnified Liabilities shall not include any special, exemplary, punitive, or consequential damages except to the extent actually payable by such Indemnified Party to a third party. Any amounts payable to any Indemnified Party by reason of the application of this Section 5.30 shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.31 Wiring Instructions. Borrowers shall verbally verify all payment instructions before transmitting any payment or prepayment of funds by wire transfer or other means of payment, including but not limited to any payment on the date hereof. Borrowers agree that the prevention of wire fraud is Borrowers’ responsibility and agrees to verbally verify by telephone call to a previously verified telephone and contact for each the wiring instructions for Lender and Servicer and any changes to such wiring instructions, even if the same are attached to this Agreement. Lender and Servicer will not be deemed to have received any payment or deposits sent by wire transfer or other electronic means unless actually received in their respective actual account. Lender and Servicer are not are not responsible or liable for, nor will they be deemed to have received any funds, that are misdirected due to wire fraud or any other fraudulent activity, including, without limitation, the fraudulent manipulation of the wiring instructions by any party.

6. NOTICES AND REPORTING

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if delivered by electronic mail and delivered by a nationally recognized overnight delivery service (such as Federal Express), in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender: American General Life Insurance Company
The Variable Annuity Life Insurance Company
28 Liberty Street, 47th Floor
New York, NY 10005-1445
Attention: CML Legal Notices
E-mail: CMLnotices@aig.com

with a copy to: Blackstone Real Estate Debt Strategies
345 Park Avenue
New York, New York 10154
Attention: Kevin Pivnick
Email: Kevin.Pivnick@Blackstone.com

with a copy to: Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Attention: Stephen Gliatta, Esq.
Email: steve.gliatta@arnoldporter.com

If to Borrower: c/o GTJ REIT Inc.
1399 Franklin Avenue, Suite 100
Garden City, NY 11530
Attention: Paul Cooper
Email: pcooper@gtjreit.com

with a copy to: ArentFox Schiff LLP
1301 Avenue of the Americas, 42nd Floor
New York, NY 10019
Attention: Christine A. McGuinness, Esq.
Email: Christine.mcguinness@afslaw.com

A Notice shall be deemed to have been given: (i) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (ii) in the case of electronic mail, upon the date of receipt. Lender shall be entitled to rely, and shall be fully protected in relying, upon any Notice sent in accordance with this Section 6.1 or any other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.

6.2 Financial Reporting.

6.2.1 Bookkeeping. Each Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of any Borrower. Not more than once per calendar year unless an Event of Default exists or in connection with any Secondary Market Transaction, Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of any Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. Borrowers shall furnish Lender and its agents’ convenient facilities for the examination and audit of any such books and records. During the continuance of an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.2.2 Annual Reports. Each Borrower shall furnish to Lender (i) (within one hundred twenty (120) days after the close of each fiscal year of each Borrower, a complete copy of such Borrower’s annual unaudited financial statements (x) prepared internally by a certified public accountant (provided, however, during an Event of Default, Lender may require, at its option, that such annual financial statements be audited by a “big four” accounting firm, Baker Tilly, or another independent certified public accountant acceptable to Lender in its reasonable discretion, each in accordance with GAAP) and (y) signed by the chief financial officer of such Borrower or an Affiliate of such Borrower or accompanied by a certificate of such chief financial officer certifying that such statements are true, correct, accurate and complete and fairly present the financial condition of such Borrower and containing balance sheets and statements of profit and loss for Borrower and the Properties in such detail as Lender may request, (ii) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Properties including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year.

6.2.3 Quarterly Reports. Each Borrower shall furnish to Lender (i) quarterly certified rent rolls signed and dated by such Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements occupied by each Tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within sixty (60) days after the end of each fiscal quarter of such Borrower, and (ii) a quarterly operating statement of the Property owned by such Borrower and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total net income, to be prepared and certified by such Borrower in the form required by Lender (provided Lender acknowledges that the form of operating statement provided by Borrower in connection with the closing of the Loan is acceptable for purposes of this clause (ii)), and if available, any quarterly operating statement prepared by an independent certified public accountant, within sixty (60) days after the close of each fiscal quarter of such Borrower. In addition, Borrowers shall provide to Lender within sixty (60) days of the end of each calendar quarter, (x) a leasing status report addressing those items more fully described on Schedule 6 and (y) a rent collections report in the form of the monthly rent collections tracker described on Schedule 7 hereto.

6.2.4 Other Reports. Each Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower or a Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.2.5 Annual Budget. Borrowers shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within thirty (30) days after a Cash Management Period has commenced and by November 30th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for each Property for the succeeding calendar year (the “Annual Budget”, and each Annual Budget approved by Lender is referred to herein as the “Approved Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrowers’ anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved in writing by Lender, such operating expense budget shall be referred to herein as the “Approved Operating Budget”; the Approved Operating Budget in effect as of the date hereof is attached hereto as Schedule 12), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses

(and once such Annual Budget has been approved in writing by Lender, such Capital Expense budget shall be referred to herein as the “Approved Capital Expenses Budget”). Until such time that any Annual Budget has been approved in writing by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

6.2.6 Additional Operating Expenses.

(a) During a Cash Management Period, in the event that Borrowers incur or will incur any operating expense that is not in the Approved Annual Budget (each an “Additional Operating Expense”), then Borrowers shall promptly (but in no event shall Borrowers be required to do so more frequently than monthly) deliver to Lender a reasonably detailed explanation of such Additional Operating Expense(s) or, with respect to any such item that is subject to Lender’s approval, such proposed Additional Operating Expense. Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender) in accordance with this Agreement, together with any Emergency Expenditures, is referred to herein as an “Approved Additional Operating Expense”. In no event shall management fees in excess of the Management Fee Cap be paid to Manager as part of the Approved Additional Operating Expense funds distributed to Borrowers pursuant to Section 3.2(a)(iv) hereof unless expressly approved in writing by Lender in advance in its sole discretion.

(b) Any funds distributed to Borrowers for the payment of Approved Additional Operating Expenses (including any distribution to Borrowers pursuant to Section 3.2(a)(iv) hereof) shall be used by Borrowers only to pay for Approved Additional Operating Expenses or reimburse Borrowers for Approved Additional Operating Expenses, as applicable.

6.2.7 Breach. If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrowers shall pay to Lender, at Lender’s option and in its discretion (and without limiting any other rights or remedies of Lender hereunder), an amount equal to $10,000 for each Required Record that is not delivered; provided Lender has given Borrowers at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after any Borrower’s failure to deliver any Required Records, Lender shall have the option (and without limiting any other rights or remedies of Lender hereunder), upon fifteen (15) days’ notice to Borrowers to gain access to Borrowers’ books and records and prepare or have prepared at Borrowers’ expense, any Required Records not delivered by Borrowers.

7. INSURANCE; CASUALTY; AND CONDEMNATION

7.1 Insurance.

7.1.1 Coverage. Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain, or cause to be obtained and maintained, during the Term the following policies of insurance with respect to the Property or Properties owned by such Borrower:

(a) Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including but not limited to: fire, lightning, windstorm, vandalism, malicious mischief, and subject to clause (j) below, coverage for damage or destruction caused by the acts of “Terrorism” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices for this loan type, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Each such insurance policy shall (i) be in an amount equal to 100% full replacement cost of the Improvements without deduction for depreciation, (ii) have deductibles no greater than $25,000 or five percent (5%) for catastrophic perils such as wind/hail, Named Storm, and earthquake per occurrence, (iii) be paid annually in advance and (iv) be issued on a replacement cost basis containing either no coinsurance or an agreed amount endorsement waiving any coinsurance provision, and shall cover, without limitation, all tenant improvements and betterments that Borrowers are required to insure. Lender shall be named Mortgagee and Lender’s Loss Payable under a Standard Mortgagee Clause, or equivalent.

(b) Flood insurance if any part of such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as Flood Zone “A” or “V,” or such other Flood Zone if Lender so requires in its sole discretion. Such policy or policies shall (i) be in an amount equal to (A) 100% of the full replacement cost (without any deduction for depreciation) plus the loss of rents or business income exposure of the Improvements or (B) such other amount as agreed to by Lender, and (ii) have a maximum permissible deductible of $500,000 per building.

(c) Liability insurance with no exclusion for terrorism including (i) commercial general liability insurance; (ii) liquor liability insurance, if any Property is a hotel and liquor is sold anywhere on the premises; and (iii) excess liability/umbrella insurance. Such commercial general liability insurance shall provide minimum limits of $1,000,000 per occurrence and $2,000,000 in the aggregate (with a “per location” aggregate if other locations are covered under the same policy) for each policy year, with a maximum deductible or self-insured retention of $25,000; with at least $25,000,000 excess liability/umbrella insurance for any and all covered claims. The policies described in this clause (c) shall include coverage for “Personal and Advertising Injury,” “Contractual Liability” (covering, to the maximum extent permitted by law, Borrowers’ obligation to indemnify Lender as required under this Agreement and the other Loan Documents), and “Products and Completed Operations.” All liability policies shall name Lender as Additional Insured on a primary and non-contributory basis for ongoing and completed operations (as applicable).

(d) Loss of rents or business income insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to 100% of the estimated gross income (for loss of rents exposures) or the projected lost net profit, continuing expenses and necessary payroll (for business income exposures) for a period of at least twelve (12) months for the initial period of restoration, plus a six-month Extended Period of Indemnity which provides that after the physical loss to the subject Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance shall be increased each year at renewal during the Term, as and when the estimated or actual Rents or business income exposure increases.

(e) Equipment breakdown insurance, formerly known as boiler and machinery insurance, covering all pressure vessels, underground piping, mechanical and electrical equipment against physical damage, as well as any resulting physical damage to the building improvements, including all tenant improvements and betterments and loss of rents or business income that Borrowers are required to insure pursuant to the lease, on a replacement cost basis and in an amount acceptable to Lender.

(f) Worker’s compensation coverage for any employees of Borrowers, as required by any Legal Requirement.

(g) During any period of restoration, renovation or construction, and if such work is excluded under the property and/or general or excess/umbrella liability insurance policies, builder’s risk or course of construction insurance on a so called completed value basis in an amount equal to not less than 100% of the full replacement cost of the Properties, and liability insurance coverage on terms consistent with the coverage requirements set forth in Section 7.1.1(a) and (c) above, in form and substance acceptable to Lender.

(h) Ordinance and law coverage covering the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to Lender.

(i) Such other insurance (including but not limited to pollution legal liability insurance, earthquake insurance, mine subsidence insurance, and windstorm insurance if windstorm insurance is excluded under the “all risk” or “special form” policy) as may from time to time be reasonably required by Lender in order to protect its interests.

(j) Notwithstanding anything in clauses (a) and (d) above to the contrary, Borrowers shall be required to obtain and maintain coverage as part of its property insurance Policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the “Full Replacement Cost” of such Borrower’s Property plus loss of rents and/or business income insurance required in clause (d) above; provided that such coverage is available. There shall also be no exclusion for acts of terrorism under the general liability and excess liability/umbrella Policies. In the event that such coverage with respect to terrorist acts is not included as part of the policies required by clauses (a) and (d) above and/or the general liability and excess liability/umbrella Policies required by clause (c) above, Borrowers shall, nevertheless be required to obtain coverage for terrorism (as stand-alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of such Borrower’s Property under clause (a) above, the loss of rents and/or business interruption coverage under clause (d) and general liability and excess liability/umbrella coverage under clause (c) above; provided that such coverage is available. Borrowers shall obtain the coverage required under this clause (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage.

7.1.2 Policies. All policies of insurance (each, a “Policy” and collectively, the “Policies”) required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, and must have (x) a general policy rating of A.M. Best “A-” or better and a financial class of VIII or better by A.M. Best (so called “Cut-through” endorsements shall not be permitted) and (y) if there are any Securities issued with respect to this Loan which have been assigned a rating by a Rating Agency, a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard New York Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation in favor of Lender; (v) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that none of any Borrower, Lender or any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of the property Policies, and ten (10) days’ in the event of non-payment of premium, and the applicable Borrower or its management company as first named insured shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of liability Policies, and ten (10) days’ in the event of non-payment of premium, and (C) providing that Lender is permitted to make payments to effect the continuation of such policies upon notice of cancellation due to non-payment of premiums; (vi) in the event any insurance policy (except for workers’ compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrowers shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.1 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If any Borrower does not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Each Borrower shall deliver to Lender a certified copy of each Policy within ten (10) days after request by Lender. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender agrees that the Policies may be in the form of a blanket policy provided that (A) such blanket policy otherwise meets the requirements set forth in this Section 7.1, (B) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would a separate Policy insuring only the Properties in accordance with the terms of this Agreement and (C) Borrowers shall, upon written request of Lender, provide Lender with a complete schedule of locations and values for properties associated with such blanket policy (any such blanket policy that satisfies the foregoing conditions, an “Acceptable Blanket Policy”).

7.2 Casualty.

7.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2 Insurance Proceeds.

(a) If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs, provided no Default or Event of Default has occurred and is continuing and such Casualty does not occur at any time during the twelve (12) months preceding the Maturity Date, Borrowers may settle and adjust any claim, (A) with respect to any Casualty where the loss does not exceed the Restoration Threshold, without the prior consent of Lender or (B) with respect to any Casualty where the loss equals or exceeds the Restoration Threshold (a “Significant Casualty”), with the prior written consent of Lender, which consent shall not be unreasonably withheld; provided such adjustment is carried out in a competent and timely manner and completed within six (6) months of the occurrence of such Casualty, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”), provided any such Proceeds with respect to a Significant Casualty shall be promptly paid by Borrower to Lender and held by Lender in the Cash Management and disbursed in accordance herewith. If an Insured Casualty occurs (i) during the continuance of a Default or Event of Default, (ii) at any time during the twelve (12) months preceding the Maturity Date, or (iii) with respect to which Borrower has commenced the settlement and adjustment of the claim related thereto but failed to complete such settlement and adjustment within six (6) months of the occurrence of such Casualty, Lender may, in its reasonable discretion (or, if an Event of Default then exists, in its sole discretion), settle and adjust any claim without the consent of Borrowers and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Cash Management System Account and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The actual out-of-pocket expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay one hundred percent (100%) of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms of this Agreement, that such remaining net Proceeds will be sufficient to pay the Debt in full.

(b) Each Borrower assigns to Lender all Proceeds which each Borrower is entitled to receive in connection with a Casualty whether or not such insurance is required under this Agreement. In the event of any Casualty, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined in good faith that (i) there has not been an Impairment of the Security, and (ii) the Restoration can be accomplished in full compliance with all Legal Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the Restoration in accordance with the terms of Section 7.4 hereof. Lender shall hold and disburse the Net Insurance Proceeds to the Restoration. Upon Borrowers’ satisfaction and completion of the Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Net Insurance Proceeds then held by Lender to Borrowers. In the event that the conditions for applying Net Insurance Proceeds to Restoration set forth in this Section 7.2.2 have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Debt in such order as Lender may determine and Lender may declare the entire Debt immediately due and payable. After payment in full of the Debt, any remaining Net Insurance Proceeds shall be paid to Borrowers.

7.3 Condemnation.

7.3.1 Notice; Restoration. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2 Collection of Award.

(a) (i) During the continuance of an Event of Default and (ii) at all times in connection with any Condemnation the loss of which exceeds Two Hundred Fifty Thousand Dollars ($250,000), Lender shall be irrevocably appointed as each Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation.

(b) Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If such Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to any Borrower to be paid directly to Lender. Lender shall disburse such Award in accordance with the terms hereof.

(c) Each Borrower assigns to Lender all Awards which such Borrower is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the affected Property that has not been taken can be accomplished in full compliance with all Requirements to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then the Net Condemnation Proceeds shall be applied to the Restoration in accordance with the terms of Section 7.4 hereof such Borrower shall commence and diligently pursue to completion the Restoration. Lender shall hold and disburse the Net Condemnation Proceeds to the Restoration.

(d) In the event the Net Condemnation Proceeds are to be used for the Restoration, the affected Borrower shall comply with the requirements for Restoration as set forth in Section 7.4 hereof. Upon such Borrower’s satisfaction and completion of the Restoration and upon confirmation that there is no Event of Default then existing, Lender shall pay any remaining Net Condemnation Proceeds then held by Lender to Borrowers.

(e) In the event that the conditions for applying Net Condemnation Proceeds to Restoration set forth in this Section 7.3.2 have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Debt in such order as Lender may determine and Lender may declare the entire Debt immediately due and payable. After payment in full of the Debt, any remaining Net Condemnation Proceeds shall be paid to Borrowers.

7.4 Application of Proceeds or Award.

7.4.1 Application to Restoration. If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration pursuant to Section 7.3 hereof, then the Net Insurance Proceeds or Net Condemnation Proceeds, as the case may be, shall be applied to reimburse the affected Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Property (the “Restoration”), in the manner set forth herein. Such Borrower shall commence and diligently prosecute such Restoration, subject to rights of tenants under Leases. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Net Insurance Proceeds or Award to reimburse such Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) such Borrower shall pay (and if required by Lender, such Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Net Insurance Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2 Procedure for Application to Restoration. If any Borrower is entitled to reimbursement out of the Net Insurance Proceeds or Net Condemnation Proceeds held by Lender, such Net Insurance Proceeds or Net Condemnation Proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Net Insurance Proceeds or Net Condemnation Proceeds that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers’ expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Net Insurance Proceeds or Net Condemnation Proceeds shall be disbursed prior to disbursement of such Net Insurance Proceeds or Net Condemnation Proceeds; and at all times, the undisbursed balance of such Net Insurance Proceeds or Net Condemnation Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien.

8. DEFAULTS

8.1 Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a) The failure of Borrowers to pay (i) any installment of principal, interest or principal and interest, (ii) any required monthly escrow deposit or, (iii) within five (5) Business Days after written notice from Lender to Borrower, any other sum required to be paid under any Loan Document, whether to Lender or otherwise;

(b) any of the Property Taxes are not paid when due, subject to Borrowers’ right to contest Property Taxes in accordance with Section 5.2 hereof, provided, however, if a tenant is obligated to pay any such Property Taxes under a Lease, so long as Borrower is using commercially reasonable efforts to cause such tenant to pay such Property Taxes, the failure to pay such Property Taxes shall not constitute an Event of Default under this clause (b) unless such Property Taxes remain unpaid for thirty (30) days following written notice from Lender to Borrower, which thirty (30) day period may be extended for an additional thirty (30) days if Borrower is diligently pursuing the enforcement of its remedies under such Lease with respect to such failure to pay Property Taxes during such time;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d) the occurrence of a Transfer in violation of Sections 5.24 hereof;

(e) any certification, representation or warranty made by any Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) any Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for any Borrower or Guarantor; or any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within ninety (90) days;

(h) any Borrower breaches any covenant contained in Sections 5.11.1(a) - (e), Sections 5.12, 5.13, 5.14, 5.19, 5.20, 5.23, 5.25, or 5.26 hereof;

(i) except as expressly permitted hereunder, or as expressly permitted under any Lease entered into in accordance with the terms hereof without the consent of landlord thereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of any of the Improvements without the prior written consent of Lender;

(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs, or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l) Guarantor breaches any of the financial covenants set forth in Section 6 of the Guaranty; or

(m) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.

8.2 Remedies.

8.2.1 Acceleration. During the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 above) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand except to the extent required by applicable Legal Requirements (and each Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against any Borrower and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Prepayment Premium and any other amounts owing by Borrowers), without notice or demand except to the extent required by applicable Legal Requirements; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1 above, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Prepayment Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2 Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages and the Pledge Agreement have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

8.2.3 Severance.

(a) During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage and/or the Pledge Agreement in any manner and for any amounts secured by any Mortgage and/or the Pledge Agreement then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and interest, Lender may foreclose any Mortgage and/or the Pledge Agreement to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding Principal, Lender may foreclose any Mortgage and/or the Pledge Agreement to recover so much of the Principal as Lender may accelerate and such other sums secured by such Mortgage and/or the Pledge Agreement as Lender may elect. Notwithstanding one or more partial foreclosures, (i) the Properties shall remain subject to the Mortgages to secure payment of the sums secured by the Mortgages and not previously recovered and (ii) the Collateral shall remain subject to the Pledge Agreement to secure payment of the sums secured by the Pledge Agreement and not previously recovered.

(b) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage and/or the Pledge Agreement to the extent necessary to foreclose on all or any portion of any Property, the Rents, the Cash Management System Accounts or any other collateral.

8.2.5 Lender’s Right to Perform. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of ten (10) Business Days after such Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all actual out-of-pocket costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9. SPECIAL PROVISIONS

9.1 Sale of Mortgages. Subject to Section 9.4 below, Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization, and which may also include the issuance of collateralized debt obligations, collateralized loan obligations and collateralized mortgage obligations (the transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions. Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in the Loan or in the Securities (collectively, the “Investor”) or any prospective Investor or any Rating Agency rating the Securities, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrowers, any Guarantor and the Properties, whether furnished by Borrowers, any Guarantor or otherwise, as Lender determines necessary or desirable.

9.2 Cooperation. Subject to Section 9.4 below, Borrowers shall cooperate with Lender, prospective Investors, and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, each Borrower acknowledges that Lender may release or disclose to prospective Investors and the Rating Agencies originals or copies of the Loan Documents, the Guaranty, if any, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Lender’s possession or which Lender is entitled to receive under the Loan Documents, and the Guaranty, if any, with respect to the Loan, any Borrower, any Guarantor or any Property. Borrowers shall also furnish to prospective Investors or the Rating Agencies any and all information concerning any Property, the Leases, the financial condition of any Borrower or any Guarantor as may be requested by Lender, any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

9.3 Severance of Loan. Subject to Section 9.4 below, Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Notes and the Mortgages to be split into a first and second mortgage loan, (ii) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in any Borrower (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (i) through (iv) above, in whatever proportion and whatever priority Lender determines, and (v) modify the Loan Documents with respect to the newly created Notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of Borrowers under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a Casualty/Condemnation Prepayment may cause the weighted average Interest Rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts). If requested by Lender, Borrowers (and each Borrower’s constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.

9.4 Costs and Expenses. Notwithstanding anything to the contrary contained in this Article 9, Borrowers shall not be required to incur (i) any material costs or expenses in the performance of its obligations under Section 9.1, other than expenses of Borrowers’ counsel or (ii) any material costs or expenses in the performance of its obligations under Section 9.3 in excess of $25,000.

10. MISCELLANEOUS

10.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender. The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage and/or the Pledge

Agreement; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignments of leases and rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage and/or the Pledge Agreement or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following but specifically excluding any special, exemplary, punitive or consequential damages except to the extent actually payable to a third party (all such liability and obligation of Borrowers for any or all of the following being referred to herein as “Borrowers’ Recourse Liabilities”):

(a) fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of any Borrower, Guarantor, any Affiliate of any Borrower or Guarantor, or any of their respective agents or representatives made in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b) the forfeiture by any Borrower of any Property, or any portion thereof, because of the conduct of criminal activity by or on behalf of any Borrower, Sole Member or Guarantor or any of their respective agents or representatives in connection therewith;

(c) physical waste of any Property or any portion thereof (including the abandonment of any Property), or after an Event of Default the removal or disposal of any portion of any Property;

(d) any Proceeds paid by reason of any Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e) all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not deposited into the Cash Management Account, applied to payment of Principal and interest due under the Notes, or applied to the payment of actual and reasonable operating expenses of any Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f) any Borrower’s breach of Section 5.9.3(vi) hereof;

(g) the failure of any Borrower to comply with any material obligations of such Borrower, as lessor under any Lease;

(h) misappropriation or conversion by or on behalf of any Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues

(including Rents, advance deposits, any other deposits, rents collected in advance, and funds held by any Borrower for the benefit of another party);

(i) the failure to pay Property Taxes in accordance with Section 5.2 hereof;

(j) the failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property;

(k) any security deposits (including letters of credit), advance deposits or any other deposits collected by or on behalf of Borrowers with respect to the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;

(l) the failure to obtain and maintain the fully paid for Policies in accordance with Section 7.1.1 hereof except to the extent that (A) the Properties did not generate sufficient cash flow during the period in question to pay all of Borrowers’ current and/or past due liabilities or (B) (i) sufficient funds allocated to Insurance Premiums are in the Insurance Subaccount to make such payment, (ii) Lender is obligated to (and has the right to) pay such Insurance Premiums pursuant to Section 3.3 hereof, and (iii) and Lender has failed to make such payments);

(m) any out-of-pocket cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder (including, without limitation, any transfer, stamp, recording or similar taxes incurred by Lender or its designee in connection with a foreclosure of the Mortgage) or any other Loan Document; and/or

(n) a breach of any of the representations set forth in any “Recycled SPE Certificate” delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.12 hereof, other than any such breach that is a Springing Recourse Event.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i) an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii) a breach of any of the representations set forth in any “Recycled SPE Certificate” delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.12 hereof, and in any of the foregoing instances, such breach is cited by a court of competent jurisdiction as a factor (or words of similar import) in the substantive consolidation of the assets of a Borrower with those of another Person;

(iii) any Borrower files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv) any Borrower is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by such Borrower, Sole Member or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(v) the filing of an involuntary petition against any Borrower under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower colludes with or otherwise assists such Person, and/or (y) such Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower by any Person;

(vi) any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vii) any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for such Borrower or any portion of the Property owned by such Borrower;

(viii) any Borrower makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ix) if any Lease is amended, modified or terminated without Lender’s prior written consent in violation of the Loan Documents;

(x) if Guarantor, any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Notes, the Mortgages or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan; excluding any such defense, judicial intervention or other equitable relief that is determined in a final, non-appealable judgment by a court of competent jurisdiction to have been raised by any Borrower, Guarantor or any Affiliate of the foregoing in good faith;

(i) any of Borrowers, Sole Member, Guarantor or any Affiliate of any of them causes any Borrower to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Sole Member’s one hundred percent (100%) ownership interest in each Borrower, as delivered to Lender on the Closing Date in connection with the Pledge Agreement; and/or

(xi) if any Borrower, Sole Member, Guarantor or any Affiliate of any of the foregoing asserts any defense to, or seeks to delay, interfere with, restrain, enjoin or prevent (including by seeking a temporary restraining order or other injunctive relief or any declaratory judgement) Lender’s exercise of any remedies under the Pledge Agreement (including the conducting of any UCC sale of the Collateral) in whole or in part on the basis that the exercise of such remedy by Lender should not be permitted because Lender holds a mortgage lien on the property to secure the Loan and the exercise of such remedy violates or is inconsistent with any Borrower’s right to redeem the Property under applicable New York statutes governing the foreclosure of mortgages or under common law (including under any so called “equity of redemption” under common law) or any public policy relating to any of the foregoing.

10.2 Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than KeyBank Real Estate Capital (“Broker”) whose fees shall be paid by Borrowers pursuant to a separate agreement. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3 Retention of Servicer. Lender reserves the right to retain Servicer to act as its agent hereunder with such powers as are specifically delegated to Servicer by Lender, whether pursuant to the terms of this Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of Servicer (i) in connection with a release of any Property (or any portion thereof), (ii) from and after a transfer of the Loan to any “master servicer” or “special servicer” for any reason, including as a result of a decline in the occupancy level of any Property, (iii) in connection with an assumption or modification of the Loan, (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrowers shall not be charged).

10.4 Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All of Borrowers’ covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5 Lender’s Discretion.

(a) Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender’s reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b) Prior to a Securitization, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.

10.6 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE APPLCABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF

SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SUCH BORROWER AT THE ADDRESS FOR SUCH BORROWER SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS FOR ANY BORROWER SET FORTH HEREIN, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF ANY BORROWER CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.8 Trial by Jury. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 10.8 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9 Headings/Schedules. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12 Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other

Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

10.13 Remedies of Borrowers. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers’ sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on any Borrower’s behalf. Additionally, and without limiting any of the other provisions contained herein, each Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.14 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15 Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

10.16 Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any of Lender’s Affiliates, a loan purchaser, Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without any Borrower’s approval. The foregoing shall not preclude Borrowers, Guarantor or any of their Affiliates from making any public filings required by the Securities and Exchange Commission.

10.17 No Usury. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or its Affiliates.

10.19 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created under the Loan Documents be solely that of a borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in any of the Properties other than that of mortgagee, beneficiary or lender.

(b) The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20 Prepayment Premium. Borrowers acknowledge and agree that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal become due and owing to Lender on or prior to the Permitted Prepayment Date (including any payments due under the Guaranty, to the extent applicable), for any reason whatsoever, whether voluntary or involuntary, including as a result of any acceleration of the Loan pursuant to the terms of this Agreement, by operation of law or otherwise or after an Event of Default, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrowers agree that, except as expressly provided in Section 2.3.2 or Article 7 hereof, during the continuance of an Event of Default and/or at any time from and after the acceleration of the Debt by the terms of this Agreement, operation of law or otherwise, any payments of Principal and accrued interest and other sums due under the Loan Documents, shall include the Prepayment Premium applicable to such Principal; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement. Such Prepayment Premium shall be required together with such repayment of Principal whether payment is made by Borrowers, Guarantor (if applicable pursuant to the terms of the Guaranty) or any other Person on behalf of one or more Borrowers or Guarantor, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Each Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers’ obligation to pay a Prepayment Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Each Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Prepayment Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

10.21 Assignments and Participations.

(a) In addition to any other rights of Lender hereunder, the Loan, the Notes, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrowers or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, no Borrower may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

(b) If Lender sells a participation interest in the Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Lender or its designee, acting for this purpose solely as a non-fiduciary agent of Borrowers, shall maintain a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.22 Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s members or partners, as applicable, and others with interests in such Borrower, and of the Property owned by such Borrower, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property owned by such Borrower for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of such Property in preference to every other claimant whatsoever.

10.23 Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

10.24 Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed electronically using electronic signature software in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law (collectively, the “E-Signature Laws”) (each a method of “Electronic Execution”) and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures. Any document accepted, executed or agreed to in conformity with such E-Signature Laws will be binding on all parties as if the same were physically executed. Therefore, the Parties (a) consent to the Electronic Execution of this Agreement and the use of electronic signatures, (b) intend to be bound by the signatures on any document delivered via Electronic Execution, (c) are aware that the other party will rely on such Electronic Execution and (d) waive any defenses to the enforcement of the terms of this Agreement based on an Electronic Execution of this Agreement.

10.26 Negation of Implied Right to Cure Events of Default. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), each Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrowers written notice of such Event of Default, in each case without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

10.27 Cross-Default; Cross-Collateralization. Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

10.28 Other Business Activities. Each Borrower acknowledges that (a) Lender is an Affiliate of The Blackstone Group L.P., each of which have interests in a variety of investment vehicles and portfolio companies, some of whom may have business relationships with Borrowers or their respective Affiliates, (b) none of the provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. and its Affiliates, investment vehicles or portfolio companies who are not parties to this Agreement (collectively, the “Other Entities”), and (c) the business activities of the Other Entities shall not affect any Borrower’s obligations and liabilities hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

GWL 612 WORTMAN LLC,

GWL 23-85 87TH LLC, and

GWL 1000 EXCHANGE LLC,

each a Delaware limited liability company

By: GTJ Member LLC, its sole member

By: GTJ Realty, LP, its sole member

By: GTJ GP, LLC, its general partner

By: GTJ REIT, Inc., its sole member

By: _/s/ Paul Cooper_____________________

Name: Paul Cooper

Title: Chief Executive Officer

[signatures continue on following page]

[Signature Page to Loan Agreement (GTJ Portfolio)]

LENDER:

AMERICAN GENERAL LIFE INSURANCE COMPANY

Pursuant to powers of attorney now and hereafter granted to BLACKSTONE REAL ESTATE SPECIAL SITUATIONS ADVISORS L.L.C.:

By: Blackstone Real Estate Special Situations Advisors L.L.C.

By: _/s/ Kevin Pivnick______________
Name: Kevin Pivnick
Title: Authorized Signatory

[Signature Page to Loan Agreement (GTJ Portfolio)]